UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

The Hershey Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2015 Annual Meeting of Stockholders

Tuesday, April 28, 2015

10:00 a.m., Eastern Daylight Time

GIANT Center

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of The Hershey Company (the “Company”) will be held on Tuesday, April 28, 2015, beginning at 10:00 a.m., Eastern Daylight Time, at GIANT Center, 550 West Hersheypark Drive, Hershey, Pennsylvania. The purposes of the meeting are as follows:

1.	To elect the 11 nominees named in the Proxy Statement to serve as directors of the Company until the 2016 Annual Meeting of Stockholders;

2.	To ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015;

3.	To approve the compensation of the Company’s named executive officers on a non-binding advisory basis; and

4.	To discuss and take action on any other business that is properly brought before the Annual Meeting.

The Proxy Statement accompanying this Notice of 2015 Annual Meeting of Stockholders describes each of these items in detail. The Proxy Statement contains other important information that you should read and consider before you vote.

The Board of Directors of the Company has established the close of business on February 27, 2015 as the record date for determining the stockholders who are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

The Company is furnishing proxy materials to its stockholders through the Internet as permitted under the rules of the Securities and Exchange Commission. Under these rules, many of the Company’s stockholders will receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Notice of 2015 Annual Meeting of Stockholders and Proxy Statement, our proxy card, and our Annual Report on Form 10-K. We believe this process gives us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage. Stockholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail.

By order of the Board of Directors,

Leslie M. Turner

Senior Vice President,

General Counsel and Secretary

March 17, 2015

Your vote is important. Instructions on how to vote are contained in our Proxy Statement and in the Notice of Internet Availability of Proxy Materials. Please cast your vote by telephone or over the Internet as described in those materials. Alternatively, if you requested a copy of the proxy/voting instruction card by mail, you may mark, sign, date and return the proxy/voting instruction card in the envelope provided.

Proxy Statement Summary

2015 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Tuesday, April 28, 2015 10:00 a.m. Eastern Daylight Time

Place:	GIANT Center 550 West Hersheypark Drive Hershey, Pennsylvania 17033

Record Date:	February 27, 2015

VOTING MATTERS AND BOARD RECOMMENDATIONS

Voting Matter		Board Vote Recommendation	Page Number with More Information
Proposal 1:	Election of Directors	FOR each nominee	23
Proposal 2:	Ratification of Appointment of KPMG LLP as Independent Auditors	FOR	39
Proposal 3:	Approval of Named Executive Officer Compensation on a Non-binding Advisory Basis	FOR	74

This Proxy Statement Summary contains highlights of certain information in this Proxy Statement. Because it is only a summary, it does not contain all the information that you should consider prior to voting. Please review the complete Proxy Statement and the Company’s Annual Report on Form 10-K for additional information.

OUR DIRECTOR NOMINEES

You have the opportunity to vote on the election of the following 11 nominees for director. Additional information regarding each director nominee’s experience, skills and qualifications to serve as a member of the Company’s Board of Directors (the “Board”) can be found on pages 24 - 27.

Name	Age	Years on Board	Position	Independent	Committee Memberships*
Pamela M. Arway	61	5	Former President, Japan/Asia Pacific/Australia Region of American Express Company, Inc.	Yes	Audit Executive Governance+
John P. Bilbrey	58	4	President and Chief Executive Officer of The Hershey Company	No	None
Robert F. Cavanaugh	56	12	Chairman of the Board of Directors of Hershey Trust Company and Board of Managers of Milton Hershey School	Yes	Compensation+ Executive Finance & Risk Governance
Charles A. Davis	66	8	Chief Executive Officer of Stone Point Capital LLC	Yes	Audit+ Executive
Mary Kay Haben	58	2	Retired President, North America of Wm. Wrigley Jr. Company	Yes	Compensation
Robert M. Malcolm	62	4	Retired President, Global Marketing, Sales & Innovation of Diageo PLC	Yes	Compensation Finance & Risk
James M. Mead	69	4	Founder and President of JM Mead, LLC	Yes	Audit Governance
James E. Nevels**	63	8	Chairman of The Swarthmore Group	Yes	Audit Executive+ Governance
Anthony J. Palmer	55	4	President, Global Brands and Innovation of Kimberly-Clark Corporation	Yes	Compensation Finance & Risk
Thomas J. Ridge	69	8	Chief Executive Officer of Ridge Global, LLC	Yes	Finance & Risk Governance
David L. Shedlarz	66	7	Retired Vice Chairman of Pfizer Inc.	Yes	Compensation Executive Finance & Risk+

*	Compensation = Compensation and Executive Organization Committee
Finance & Risk = Finance and Risk Management Committee

**	Chairman of the Board

+	Committee Chair

GOVERNANCE HIGHLIGHTS

Board Composition

•      11 director nominees; 10 are independent

•      Average age of director nominees is 62

•      Average tenure of director nominees is six years

•      Six new directors in last five years

•      Highly qualified directors reflect broad mix of business backgrounds, skills and experiences

Corporate Governance

•      Five fully independent Board committees

•      Executive session of independent directors held at each regularly-scheduled Board meeting

•      Declassified Board – all directors elected annually

•      Frequent Board and committee meetings to ensure awareness and alignment

¡          7 Board meetings in 2014

¡         31 committee meetings in 2014

•      On average, directors attended 97% of Board and committee meetings held in 2014

•      Generally, committee chair required to step down after four consecutive years as chair

•      Annual Board and committee self-assessments and discussions with individual directors

•      Resignation requirement upon material change in director occupation (subject to acceptance by the Board)

•      Directors generally not nominated for re-election after 72nd birthday

•      Strong clawback and anti-hedging policies

•      Significant stock ownership requirements for directors and senior executives

•      Active role in risk oversight, including separate risk management committee

•      Annual advisory vote on named executive officer compensation

¡          Approximately 95% stockholder approval (based on votes cast) every year

•      Two directors elected by holders of common stock voting separately

EXECUTIVE COMPENSATION HIGHLIGHTS

Our executive compensation program is intended to provide competitive compensation based on performance and contributions to the Company, to incentivize, attract and retain key executives, to align the interests of our executive officers and our stockholders and to drive stockholder value over the long term. To achieve these objectives, our executive compensation program includes the following key features:

•

We Pay for Performance by aligning our short- and long-term incentive compensation plans with business strategies to reward executives who achieve or exceed applicable Company and business division goals.

¡

In 2014, variable compensation represented 86% of our Chief Executive Officer’s (“CEO’s”) total direct compensation and, on average, 72% of total direct compensation for our other named executive officers (“NEOs”).

¡	Payouts under our annual cash incentive program for 2014 were 100% performance based.

¡	50% of the equity awards granted to our NEOs in 2014 took the form of performance stock units, which will be earned based on achievement of pre-determined performance goals.

¡	50% of the equity awards granted to our NEOs in 2014 took the form of stock options, which will only have value to our NEOs to the extent our stock price increases over the long term.

•	We Pay Competitively by targeting total cash compensation and total direct compensation for each of our NEOs around the 50th percentile of our defined market for talent.

¡

We regularly review and, as appropriate, make changes to our compensation peer group to ensure it is representative of our market for talent, our business portfolio, our overall size and our global footprint.

¡	We do not provide excessive benefits and perquisites to our executives.

•	We Align Our Compensation Program with Stockholder Interests by providing a significant amount of each NEO’s compensation opportunity in the form of equity and requiring executive stock ownership.

¡	Equity grants represented 67% of our CEO’s 2014 target total direct compensation and, on average, 52% of the 2014 target total direct compensation for our other NEOs.

¡	Stock ownership requirements for our NEOs range from 3x (for NEOs other than our CEO) to 5x salary (for our CEO).

CEO Target Total Direct Compensation for 2014
Compensation Element	% of Total	Description	Cash	Equity
Salary	14	Fixed annual cash amount	✓

Annual Cash Incentive	19	Variable annual cash payment	✓
Long-Term Incentive	67	Equity awards with 3-4 year vest periods		✓

Proxy Statement

The Board of Directors (the “Board”) of The Hershey Company (the “Company,” “we,” or “us”) is furnishing this Proxy Statement and the accompanying form of proxy in connection with the solicitation of proxies for the 2015 Annual Meeting of Stockholders of the Company (the “Annual Meeting”). The Annual Meeting will be held on April 28, 2015, beginning at 10:00 a.m. Eastern Daylight Time, at GIANT Center, 550 West Hersheypark Drive, Hershey, Pennsylvania 17033.

Important Notice Regarding the Availability of Proxy Materials for the

2015 Annual Meeting of Stockholders to be held on April 28, 2015

The Notice of 2015 Annual Meeting of Stockholders and Proxy Statement, our proxy card, our Annual Report on Form 10-K and other annual meeting materials are available free of charge on the Internet at www.proxyvote.com. We intend to begin mailing our Notice of Internet Availability of Proxy Materials to stockholders on or about March 17, 2015. At that time, we also will begin mailing paper copies of our proxy materials to stockholders who requested them.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Who is entitled to attend and vote at the Annual Meeting?

A:	You can attend and vote at the Annual Meeting if, as of the close of business on February 27, 2015 (the “Record Date”), you were a stockholder of record of the Company’s common stock (“Common Stock”) or Class B common stock (“Class B Common Stock”). As of the Record Date, there were 158,711,585 shares of our Common Stock and 60,619,777 shares of our Class B Common Stock outstanding.

Q:	What are the voting rights of each class of stock?

A:	Stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date, and 10 votes for each share of Class B Common Stock held as of the Record Date. There are no cumulative voting rights.

Q:	How do I gain admission to the Annual Meeting?

A:	If you are a registered stockholder, you must bring with you the Notice of Internet Availability of Proxy Materials and a government-issued photo identification (such as a valid driver’s license or passport) to gain admission to the Annual Meeting. If you did not receive a Notice of Internet Availability of Proxy Materials because you elected to receive a paper copy of the proxy materials, please bring the admission ticket printed on the top half of the proxy card supplied with those materials, together with your government-issued photo identification. If you receive your proxy materials by email, please call our Investor Relations Department at (800) 539-0261 and request an admission ticket for the meeting.

If you hold your shares in street name and want to attend the Annual Meeting, you must bring your government-issued photo identification, together with:

•	The Notice of Internet Availability of Proxy Materials you received from your broker, bank or other holder of record; or

•	A letter from your broker, bank or other holder of record indicating that you were the beneficial owner of Company stock as of the Record Date; or

•	Your most recent account statement indicating that you were the beneficial owner of Company stock as of the Record Date.

Q:	What is the difference between a registered stockholder and a stockholder who owns stock in street name?

A:	If you hold shares of Common Stock or Class B Common Stock directly in your name, you are a registered stockholder. If you own your Company shares indirectly through a broker, bank or other holder of record, those shares are held in street name.

Q:	Can I vote my shares before the Annual Meeting?

A:	Yes. If you are a registered stockholder, there are three ways to vote your shares before the Annual Meeting:

•

By Internet (www.proxyvote.com) – Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on April 27, 2015. Have your Notice of Internet Availability of Proxy Materials or proxy card available and follow the instructions on the website to vote your shares.

•

By telephone (800-690-6903) – Submit your vote by telephone until 11:59 p.m. EDT on April 27, 2015. Have your Notice of Internet Availability of Proxy Materials or proxy card available and follow the instructions provided by the recorded message to vote your shares.

•

By mail – If you received a paper copy of the proxy materials, you can vote by mail by filling out the proxy card enclosed with those materials and returning it pursuant to the instructions set forth on the card. To be valid, proxy cards must be received before the start of the Annual Meeting.

If your shares are held in street name, your broker, bank or other holder of record may provide you with a Notice of Internet Availability of Proxy Materials that contains instructions on how to access our proxy materials and vote online or to request a paper or email copy of our proxy materials. If you received these materials in paper form, the materials included a voting instruction card so you can instruct your broker, bank or other holder of record how to vote your shares.

Please see the Notice of Internet Availability of Proxy Materials or the information your bank, broker or other holder of record provided you for more information on these voting options.

Q:	Can I vote in person at the Annual Meeting instead of by proxy?

A:	If you are a registered stockholder, you can vote at the Annual Meeting any shares that were registered in your name as the stockholder of record as of the Record Date.

If your shares are held in street name, you cannot vote those shares at the Annual Meeting unless you have a legal proxy from the holder of record. If you plan to attend and vote your street-name shares at the Annual Meeting, you should request a legal proxy from your broker, bank or other holder of record and bring it with you to the Annual Meeting.

If you plan to vote at the Annual Meeting, please pick up a ballot at the designated voting booth upon your arrival. You may then either deposit your ballot in any of the designated ballot boxes located inside the meeting room before the meeting begins or submit your ballot to a meeting usher at the time designated during the meeting. Ballots will not be distributed during the meeting. Shares may not be voted after the polls close.

Whether or not you plan to attend the Annual Meeting, we strongly encourage you to vote your shares by proxy prior to the Annual Meeting.

Q:	Can I revoke my proxy or change my voting instructions once submitted?

A:	If you are a registered stockholder, you can revoke your proxy and change your vote prior to the Annual Meeting by:

•	Sending a written notice of revocation to our Corporate Secretary at 100 Crystal A Drive, Hershey, Pennsylvania 17033 (the notification must be received by the close of business on April 27, 2015);

•	Voting again by Internet or telephone prior to 11:59 p.m. EDT on April 27, 2015 (only the latest vote you submit will be counted); or

•	Submitting a new properly signed and dated paper proxy card with a later date (your proxy card must be received before the start of the Annual Meeting).

If your shares are held in street name, you should contact your broker, bank or other holder of record about revoking your voting instructions and changing your vote prior to the Annual Meeting.

If you are eligible to vote at the Annual Meeting, you also can revoke your proxy or voting instructions and change your vote at the Annual Meeting by submitting a written ballot before the polls close.

Q:	What will happen if I submit my proxy but do not vote on a proposal?

A:	If you submit a valid proxy but fail to provide instructions on how you want your shares to be voted, properly submitted proxies will be voted:

•	“FOR” the election of all director nominees;

•	“FOR” the ratification of the appointment of KPMG LLP as our independent auditors; and

•	“FOR” the approval of the compensation of the Company’s named executive officers (“NEOs”).

If any other item is properly presented for a vote at the meeting, the shares represented by your properly submitted proxy will be voted at the discretion of the proxies.

Q:	What will happen if I neither submit my proxy nor vote my shares in person at the Annual Meeting?

A:	If you are a registered stockholder, your shares will not be voted.

If your shares are held in street name, your broker, bank or other holder of record may vote your shares on certain “routine” matters. The ratification of independent auditors is currently considered to be a routine matter. On this matter, your broker, bank or other holder of record can:

•	Vote your street-name shares even though you have not provided voting instructions; or

•	Choose not to vote your shares.

The other matters you are being asked to vote on are not routine and cannot be voted by your broker, bank or other holder of record without your instructions. When a broker, bank or other holder of record is unable to vote shares for this reason, it is called a “broker non-vote.”

Q:	How do I vote if I am a participant in one of the Company’s 401(k) Plans?

A:	If you are a participant in either The Hershey Company 401(k) Plan or The Hershey Company Puerto Rico 401(k) Plan, you may have certain voting rights regarding shares of our Common Stock credited to your account in the plan. You do not own these shares. They are owned by the plan trustee.

The plan provides you with voting rights based on the number of shares of Common Stock that were constructively invested in your plan account as of the close of business on the Record Date. We originally contributed these shares to the plan on your behalf as matching or supplemental retirement contributions. You may vote these shares in much the same way as registered stockholders vote their shares, but you have an earlier deadline. Your vote must be received by the plan trustee by 11:59 p.m. EDT on April 23, 2015. You may vote these shares by following the instructions provided on the Notice of Internet Availability of Proxy Materials and on the voter website, www.proxyvote.com. If you requested a paper copy of the proxy materials, you also may vote by mail by signing, dating and returning the proxy/voting instruction card included with those materials.

The plan trustee will submit one proxy to vote all shares of Common Stock in the plan. The trustee will vote the shares of participants submitting voting instructions in accordance with their instructions and will vote the shares of Common Stock in the plan for which no voting instructions were received in the same proportion as the final votes of all participants who actually voted. Please note that if you do not submit voting instructions for the shares of Common Stock in your account by the voting deadline, those shares will be included with the other undirected shares and voted by the trustee as described above. Because the trustee submits one proxy to vote all shares of Common Stock in the plan, you may not vote plan shares in person at the Annual Meeting.

Q:	How do I vote my shares in the Company’s Automatic Dividend Reinvestment Service Plan?

A:	Computershare, our transfer agent, has arranged for any shares that you hold in the Automatic Dividend Reinvestment Service Plan to be included in the total registered shares of Common Stock shown on the Notice of Internet Availability of Proxy Materials or proxy card we have provided you. By voting these shares, you also will be voting your shares in the Automatic Dividend Reinvestment Service Plan.

Q:	What does it mean if I received more than one Notice of Internet Availability of Proxy Materials or proxy card?

A:

You probably have multiple accounts with us and/or brokers, banks or other holders of record. You should vote all of the shares represented by these Notices/proxy cards. Certain brokers, banks and other holders of record have procedures in place to discontinue duplicate mailings upon a stockholder’s request. You should contact your broker, bank or other holder of record for more information. Additionally, Computershare can assist you if you want to consolidate multiple registered accounts existing in your name. To contact Computershare, write to P.O. Box 30170, College Station, Texas 77842-3170; or for overnight delivery, to Computershare, 211 Quality Circle, Suite 210, College Station, Texas 77845; or call:

•	(800) 851-4216 Domestic Holders

•	(201) 680-6578 Foreign Holders

•	(800) 952-9245 Domestic TDD line for hearing impaired

•	(312) 588-4110 Foreign TDD line for hearing impaired

Q:	How many shares must be present to conduct business at the Annual Meeting?

A:	To carry on the business of the Annual Meeting, a minimum number of shares, constituting a quorum, must be present, either in person or by proxy.

On most matters, the votes of the holders of the Common Stock and Class B Common Stock are counted together. However, there are some matters that must be voted on only by the holders of one class of stock. We will have a quorum for all matters to be voted on at the Annual Meeting if the following number of votes is present, in person or by proxy:

•	For any matter requiring the vote of the Common Stock voting separately: a majority of the votes of the Common Stock outstanding on the Record Date.

•	For any matter requiring the vote of the Class B Common Stock voting separately: a majority of the votes of the Class B Common Stock outstanding on the Record Date.

•

For any matter requiring the vote of the Common Stock and Class B Common Stock voting together without regard to class: a majority of the votes of the Common Stock and Class B Common Stock outstanding on the Record Date.

It is possible that we could have a quorum for certain items of business to be voted on at the Annual Meeting and not have a quorum for other matters. If that occurs, we will proceed with a vote only on the matters for which a quorum is present.

Q:	What vote is required to approve each proposal?

A:	Assuming that a quorum is present:

•

Proposal No. 1: Election of Directors – the two nominees to be elected by holders of our Common Stock voting separately as a class who receive the greatest number of votes cast “FOR,” and the nine nominees to be elected by holders of our Common Stock and Class B Common Stock voting together who receive the greatest number of votes cast “FOR,” will be elected as directors.

•

Proposal No. 2: Ratification of the Appointment of KPMG LLP as Independent Auditors – the affirmative vote of the holders of at least a majority of the shares of Common Stock and Class B Common Stock (voting together as a class) represented at the Annual Meeting, in person or by proxy, is required to ratify the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2015.

•

Proposal No. 3: Approval of Named Executive Officer Compensation on a Non-binding Advisory Basis – the affirmative vote of the holders of at least a majority of the shares of Common Stock and Class B Common Stock (voting together as a class) represented at the Annual Meeting, in person or by proxy, is required to approve NEO compensation on a non-binding advisory basis.

Q:	Are abstentions and broker non-votes counted in the vote totals?

A:	Abstentions are counted as being present and entitled to vote in determining whether a quorum is present. Shares as to which broker non-votes exist will be counted as present and entitled to vote in determining whether a quorum is present for any matter requiring the vote of the Common Stock and Class B Common Stock voting together as a class, but they will not be counted as present and entitled to vote in determining whether a quorum is present for any matter requiring the vote of the Common Stock or Class B Common Stock voting separately as a class.

If you mark or vote “abstain” on either Proposal No. 2 or 3, the abstention will have the effect of being counted as a vote “AGAINST” the proposal. Broker non-votes with respect to Proposal Nos. 1, 2 and 3 are not included in vote totals and will not affect the outcome of the vote on those proposals.

Q:	Who will pay the cost of soliciting votes for the Annual Meeting?

A:	We will pay the cost of preparing, assembling and furnishing proxy solicitation and other required Annual Meeting materials. We do not use a third-party solicitor. It is possible that our directors, officers and employees might solicit proxies by mail, telephone, telefax, electronically over the Internet or by personal contact, without receiving additional compensation. We will reimburse brokers, banks and other nominees, fiduciaries and custodians who nominally hold shares of our stock as of the Record Date for the reasonable costs they incur furnishing proxy solicitation and other required Annual Meeting materials to street-name holders who beneficially own those shares on the Record Date.

CORPORATE GOVERNANCE

We have a long-standing commitment to good corporate governance practices. Our corporate governance policies and other documents establish the high standards of professional and personal conduct we expect of our Board, members of senior management and all employees, and promote compliance with various financial, ethical, legal and other obligations and responsibilities.

The business activities of the Company are carried out by our employees under the direction and supervision of our Chief Executive Officer (“CEO”). The Board is responsible for overseeing these activities. In doing so, each director is required to use his or her business judgment in the best interests of the Company. The Board’s responsibilities include:

•	Reviewing the Company’s performance, strategies and major decisions;

•	Overseeing the Company’s compliance with legal and regulatory requirements and the integrity of its financial statements;

•	Overseeing the Company’s policies and practices for identifying, managing and mitigating key enterprise risks;

•	Overseeing management, including reviewing the CEO’s performance and succession planning for key management roles; and

•	Overseeing executive and director compensation, and our compensation program and policies.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that, along with the charters of the Board committees, provide the basic framework for the Board’s operation and role in the governance of the Company. The guidelines include the Board’s policies regarding director independence, qualifications and responsibilities, access to management and outside advisors, compensation, continuing education, oversight of management succession and stockholding requirements. They also provide a process for directors to annually evaluate the performance of the Board.

The Governance Committee is responsible for overseeing and reviewing the Board’s Corporate Governance Guidelines at least annually and recommending any proposed changes to the Board for approval. The Corporate Governance Guidelines are available on the Investors section of our website at www.thehersheycompany.com.

Code of Ethical Business Conduct

The Board has adopted a Code of Ethical Business Conduct (the “Code”) that applies to all of our directors, officers and employees worldwide. Adherence to this Code assures that our directors, officers and employees are held to the highest standards of integrity. The Code covers areas such as conflicts of interest, insider trading and compliance with laws and regulations. The Audit Committee oversees the Company’s communication of, and compliance with, the Code. The Code, including amendments thereto or waivers granted to a director or officer, if any, can be viewed on the Investors section of our website at www.thehersheycompany.com.

Stockholder and Interested Party Communications with Directors

Stockholders and other interested parties may communicate with our directors in several ways. Communications regarding accounting, internal accounting controls or auditing matters may be emailed to the Audit Committee at auditcommittee@hersheys.com or addressed to the Audit Committee at the following address:

Audit Committee

c/o Corporate Secretary

The Hershey Company

100 Crystal A Drive

P.O. Box 810

Hershey, PA 17033-0810

Stockholders and other interested parties also can submit comments, confidentially and anonymously if desired, to the Audit Committee by calling the Hershey Concern Line at (800) 362-8321 or by accessing the Hershey Concern Line website at www.HersheysConcern.com.

Stockholders and other interested parties may contact any of the independent directors, including the Chairman of the Board, as well as the independent directors as a group, by writing to the specified party at the address set forth above or by emailing the independent directors (or a specific independent director, including the Chairman of the Board) at independentdirectors@hersheys.com. Stockholders and other interested parties may also contact any of the independent directors using the Hershey Concern Line telephone number or website noted above.

Communications to the Audit Committee, any of the independent directors and the Hershey Concern Line are processed by the Office of General Counsel. The Office of General Counsel reviews and summarizes these communications and provides reports to the applicable party on a periodic basis. Communications regarding any accounting, internal control or auditing matter are reported immediately to the Audit Committee, as are allegations about our officers. The Audit Committee will address communications from any interested party in accordance with our Board-approved Procedures for Submission and Handling of Complaints Regarding Compliance Matters, which are available for viewing on the Investors section of our website at www.thehersheycompany.com. Solicitations, junk mail and obviously frivolous or inappropriate communications are not forwarded to the Audit Committee or the independent directors, but copies are retained and made available to any director who wishes to review them.

Director Independence

The Board, in consultation with the Governance Committee, determines which of our directors are independent. The Board has adopted categorical standards for independence that the Board uses in determining which directors are independent. The Board bases its determination of independence for each director on the more stringent independence standards applicable to Audit Committee members regardless of whether such director serves on the Audit Committee. These standards are contained in the Board’s Corporate Governance Guidelines.

Applying these categorical standards for independence, as well as the independence requirements set forth in the listing standards of the New York Stock Exchange (the “NYSE Rules”) and the rules and regulations of the Securities and Exchange Commission (“SEC”), the Board determined that the following directors recommended for election at the Annual Meeting are independent: Pamela M. Arway, Robert F. Cavanaugh, Charles A. Davis, Mary Kay Haben, Robert M. Malcolm, James M. Mead, James E. Nevels, Anthony J. Palmer, Thomas J. Ridge and David L. Shedlarz. The Board determined that John P. Bilbrey is not independent because he is an executive officer of the Company.

In making its independence determinations, the Board, in consultation with the Governance Committee, reviewed the direct and indirect relationships between each director and the Company and its subsidiaries, as well as the compensation and other payments each director received from or made to the Company and its subsidiaries.

In making its independence determinations with respect to Messrs. Cavanaugh, Mead and Nevels, the Board considered each of their roles as independent members of the board of directors of Hershey Trust Company and the board of managers (governing body) of Milton Hershey School, as well as certain transactions the Company had or may have with these entities.

Hershey Trust Company, as trustee for the trust established by Milton S. and Catherine S. Hershey that has as its sole beneficiary Milton Hershey School (such trust, the “Milton Hershey School Trust”), is our controlling stockholder. Hershey Trust Company is in turn owned by the Milton Hershey School Trust. As such, Hershey Trust Company, Milton Hershey School, the Milton Hershey School Trust and companies owned by the Milton Hershey School Trust are considered affiliates of the Company under SEC rules. During 2014, we had a number of transactions with Hershey Trust Company, Milton Hershey School and companies owned by the Milton Hershey School Trust involving the purchase and sale of goods and services in the ordinary course of business and the leasing of real estate at market rates. We have outlined these transactions in greater detail in the section entitled “Certain Transactions and Relationships,” beginning on page 75. We have provided information about Company stock owned by Hershey Trust Company, as trustee for the Milton Hershey School Trust, and by Hershey Trust Company for its own investment purposes beginning on page 34.

Messrs. Cavanaugh, Mead and Nevels do not receive any compensation from The Hershey Company, from Hershey Trust Company or from Milton Hershey School other than compensation they receive or will receive in the ordinary course as members of the board of directors or board of managers of each of those entities. In addition, Messrs. Cavanaugh, Mead and Nevels do not participate in Board decisions in connection with the Company’s transactions with Hershey Trust Company, Milton Hershey School and companies owned by the Milton Hershey School Trust. The Board therefore concluded that the positions Messrs. Cavanaugh, Mead and Nevels have as members of the board of directors of Hershey Trust Company and the board of managers of Milton Hershey School do not impact their independence.

Director Nominations

The Governance Committee is responsible for identifying and recommending to the Board candidates for Board membership. As our controlling stockholder, Hershey Trust Company, as trustee for the Milton Hershey School Trust, also may from time to time recommend to the Governance Committee, or elect outright, individuals to serve on our Board.

In administering its responsibilities, the Governance Committee has not adopted formal selection procedures, but instead utilizes general guidelines that allow it to adjust the selection process to best satisfy the objectives established for any director search. The Governance Committee considers director candidates recommended by any reasonable source, including current directors, management, stockholders (including Hershey Trust Company, as trustee for the Milton Hershey School Trust) and other sources. The Governance Committee evaluates all director candidates in the same manner, regardless of the source of the recommendation. The Governance Committee has established a policy that it will not recommend a candidate to the full Board until all members of the Committee have interviewed and approved the candidate for nomination.

Occasionally, the Governance Committee engages a paid third-party consultant to assist in identifying and evaluating director candidates. The Governance Committee has sole authority under its charter to retain, compensate and terminate these consultants. No such third-party consultants were engaged by the Governance Committee in 2014.

Stockholders desiring to recommend or nominate a director candidate must comply with certain procedures. If you are a stockholder and desire to nominate a director candidate at the 2016 Annual Meeting of Stockholders of the Company, you must comply with the procedures for nomination set forth in the section entitled “Information Regarding the 2016 Annual Meeting of Stockholders,” beginning on page 78. Stockholders who do not intend to nominate a director at an annual meeting may recommend a director candidate to the Governance Committee for consideration at any time. Stockholders desiring to do so must submit their recommendation in writing to The Hershey Company, c/o Corporate Secretary, 100 Crystal A Drive, Hershey, Pennsylvania 17033-0810, and include in the submission all of the information that would be required if the stockholder nominated the candidate at an annual meeting. The Governance Committee may require the nominating stockholder to submit additional information before considering the candidate.

There were no changes to the procedures relating to stockholder nominations during 2014, and there have been no changes to such procedures to date in 2015. These procedural requirements are intended to ensure the Governance Committee has sufficient time and a basis on which to assess potential director candidates and are not intended to discourage or interfere with appropriate stockholder nominations. The Governance Committee does not believe that these procedural requirements subject any stockholder or proposed nominee to unreasonable burdens. The Governance Committee and the Board reserve the right to change the procedural requirements from time to time and/or to waive some or all of the requirements with respect to certain nominees, but any such waiver shall not preclude the Governance Committee from insisting upon compliance with any and all of the above requirements by any other recommending stockholder or proposed nominees.

THE BOARD OF DIRECTORS

General Oversight

The Board has general oversight responsibility for the Company’s affairs. Although the Board does not have responsibility for day-to-day management of the Company, Board members stay informed about the Company’s business through regular meetings, site visits and other periodic interactions with management. The Board is deeply involved in the Company’s strategic planning process. The Board also plays an important oversight role in the Company’s leadership development and succession planning processes.

Composition

The Board is currently comprised of 11 members, each serving a one-year term that expires at the Annual Meeting. Ten of the 11 director nominees are considered independent under the NYSE Rules and the Board’s Corporate Governance Guidelines.

Leadership Structure

The Company’s governance documents provide the Board with flexibility to select the leadership structure that is most appropriate for the Company and its stockholders. The Board regularly evaluates its governance structure and has concluded that the Company and its stockholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman of the Board and CEO. This approach allows the Board to exercise its business judgment in determining the most appropriate leadership structure in light of the current facts and circumstances facing the Company, including the composition and tenure of the Board, the tenure of the CEO, the strength of the Company’s management team, the Company’s recent financial performance, the Company’s current strategic plan, and the current economic environment, among other factors. At various times during the Company’s history, the roles of Chairman of the Board and CEO have been combined. At this time, the roles are held by separate individuals.

Currently, John P. Bilbrey serves as our CEO, a position he has held since May 2011. In this role, Mr. Bilbrey is responsible for managing the day-to-day operations of the Company and for planning, formulating and coordinating the development and execution of our corporate strategy, policies, goals and objectives. He also serves as the primary liaison between the Board and Company management. Mr. Bilbrey is accountable for Company performance and reports directly to the Board.

James E. Nevels has served as Chairman of the Board since February 2009. In this role, Mr. Nevels’s responsibilities include the following:

•	Presiding at all Board and stockholder meetings;

•	Approving the agendas for all Board meetings;

•	Ensuring that all orders, resolutions and policies adopted or established by the Board are carried into effect;

•	Serving as a resource to the CEO in connection with strategic planning and other matters of strategic importance to the Company;

•	Receiving reports from the CEO, organizing and facilitating the CEO evaluation process and providing ongoing, constructive feedback to the CEO;

•	Presiding over the executive sessions and other meetings of the independent directors; and

•	Communicating the results of meetings of the independent directors to the CEO and other members of management, as appropriate.

The Board has determined that Mr. Nevels is an independent member of the Board under the NYSE Rules and the Board’s Corporate Governance Guidelines.

Finally, the Board has established five standing committees to assist with its oversight responsibilities: (1) the Audit Committee; (2) the Compensation and Executive Organization Committee; (3) the Finance and Risk Management Committee; (4) the Governance Committee; and (5) the Executive Committee. Each of these committees is comprised entirely of independent directors.

Board Role in Risk Oversight

Our Board takes an active role in risk oversight. While management is responsible for identifying, evaluating, managing and mitigating the Company’s exposure to risk, it is the Board’s responsibility to oversee the Company’s risk management process and to ensure that management is taking appropriate action to identify, manage and mitigate key risks. The Board administers its risk oversight responsibilities both through active review and discussion of key risks facing the Company and by delegating certain risk oversight responsibilities to committees for further consideration and evaluation.

In August 2009, the Board established the Finance and Risk Management Committee. This Committee was established, in part, to enhance the Board’s oversight of how senior management manages the material risks facing the Company.

The following table summarizes the role of the Board and each of its committees in overseeing risk:

Governing Body	Role in Risk Oversight
Board

•    Regularly reviews and evaluates the Company’s strategic plans and associated risks.

•    Oversees the Company’s enterprise risk management (“ERM”) framework and the overall ERM process.

•    Conducts annual succession plan reviews to ensure the Company maintains appropriate succession plans for members of senior management.

Audit Committee

•    Oversees compliance with legal and regulatory requirements and the Company’s Code of Ethical Business Conduct.

•    Oversees risks relating to key accounting policies.

•    Reviews internal controls with the Principal Financial Officer, Principal Accounting Officer, and internal auditors.

•    Meets regularly with representatives of the Company’s independent auditors.

Compensation and Executive Organization Committee

•    Oversees risks relating to the Company’s compensation program and policies.

•    Oversees the process for conducting annual risk assessments of the Company’s compensation policies and practices.

•    Employs independent compensation consultants to assist in reviewing the Company’s compensation program, including the potential risks created by such program.

•    Oversees the Company’s succession planning and talent processes and programs.

Finance and Risk Management Committee

•    Reviews enterprise-level and other key risks identified through the Company’s ERM process as well as management’s plans to mitigate those risks.

•    Oversees key financial risks.

•    Oversees and approves proposed merger and acquisition activities and related risks.

•    Chair meets at least annually with the Audit Committee to discuss the Company’s risk management programs.

Governance Committee

•    Oversees risks relating to the Company’s governance structure and other corporate governance matters and processes.

•    Oversees compliance with key corporate governance documents, including the Corporate Governance Guidelines and the Insider Trading Policy.

Executive Committee	• Reviews and approves any related party transactions between the Company and entities affiliated with the Company and certain of its directors.

The decision to administer the Board’s oversight responsibilities in this manner has a key effect on the Board’s leadership and committee structure, described in more detail above. The Board believes that its structure – including 10 of 11 independent directors and key committees comprised entirely of independent directors – helps to ensure that key strategic decisions made by senior management, up to and including the CEO, are reviewed and overseen by independent directors of the Board.

Experiences, Skills and Qualifications

The Governance Committee works with the Board to determine the appropriate characteristics, skills and experiences for the Board as a whole as well as its individual members. While the Governance Committee has not established minimum criteria for director candidates, in general the Board seeks individuals with skills and backgrounds that will complement those of other directors and maximize the diversity and effectiveness of the Board as a whole.

In addition, the Board’s Corporate Governance Guidelines describe the general experiences, qualifications, attributes and skills sought by the Board of any director nominee, including:

•	Integrity;

•	Judgment;

•	Skill;

•	Diversity;

•	The ability to express informed, useful and constructive views;

•	Experience with businesses and other organizations of comparable size;

•	The ability to commit the time necessary to learn our business and to prepare for and participate actively in committee meetings and in Board meetings;

•	Experience and how it relates to the experience of the other Board members; and

•	Overall desirability as an addition to the Board and its committees.

The Board seeks individuals having knowledge and experience in such disciplines as finance, international business, marketing, mergers and acquisitions, supply chain management, information technology, human resources and consumer products. The Board also seeks individuals who bring unique and varied perspectives and life experiences to the Board. As such, the Governance Committee assists the Board by recommending prospective director candidates who will enhance the overall diversity of the Board. The Board views diversity broadly, taking into consideration the age, professional experience, race, education, gender and other attributes of its members.

In addition to evaluating new director candidates, the Governance Committee regularly assesses the composition of the Board in order to ensure it reflects an appropriate balance of knowledge, skills, expertise, diversity and independence. As part of this assessment, each director is asked to identify and assess the particular experiences, skills and other attributes that qualify him or her to serve as a member of the Board. Based on the most recent assessment of the Board’s composition completed in December 2014, the Governance Committee and the Board have determined that, in light of the Company’s current business structure and strategies, the Board has an appropriate mix of director experiences, skills, qualifications and backgrounds.

A description of the most relevant experiences, skills, attributes and qualifications that qualify each director nominee to serve as a member of the Board is included in his or her biography.

MEETINGS AND COMMITTEES OF THE BOARD

Meetings of the Board of Directors and Director Attendance at Annual Meeting

The Board held seven meetings in 2014. Each director attended at least 85% of all of the meetings of the Board and committees of the Board on which he or she served in 2014. Average attendance for all of these meetings equaled 97%.

In addition, the independent directors meet regularly in executive session at every Board meeting and at other times as the independent directors deem necessary. These meetings allow the independent directors to discuss important issues, including the business and affairs of the Company as well as matters concerning management, without any member of management present. Each executive session is chaired by Mr. Nevels, the Chairman of the Board. In the Chairman’s absence, executive sessions are chaired by an independent director assigned on a rotating basis. Members of the Audit Committee, Compensation and Executive Organization Committee, Finance and Risk Management Committee, Governance Committee and Executive Committee also meet regularly in executive session.

Directors are expected to attend our annual meetings of stockholders. All 11 directors that were standing for election at the 2014 Annual Meeting of Stockholders of the Company attended that meeting.

Committees of the Board

The Board has established five standing committees. Membership on each of these committees, as of February 27, 2015, is shown in the following chart:

Audit	Compensation and Executive Organization	Finance and Risk Management	Governance	Executive
Pamela M. Arway	Robert F. Cavanaugh+	Robert F. Cavanaugh	Pamela M. Arway+	Pamela M. Arway
Charles A. Davis+	Mary Kay Haben	Robert M. Malcolm	Robert F. Cavanaugh	Robert F. Cavanaugh
James M. Mead	Robert M. Malcolm	Anthony J. Palmer	James M. Mead	Charles A. Davis
James E. Nevels	Anthony J. Palmer	Thomas J. Ridge	James E. Nevels	James E. Nevels+
	David L. Shedlarz	David L. Shedlarz+	Thomas J. Ridge	David L. Shedlarz

+	Committee Chair

All directors, including committee chairs, served on the respective committees listed above throughout 2014. The Board’s Corporate Governance Guidelines require that every member of the Audit Committee, Compensation and Executive Organization Committee, Finance and Risk Management Committee, and Governance Committee be independent.

The Board may also from time to time establish committees of limited duration for a special purpose. No such committees were established in 2014.

The table below identifies the number of meetings held by each committee in 2014, provides a brief description of the duties and responsibilities of each committee, and provides general information regarding the location of each committee’s charter:

Committee	Meetings	Duties and Responsibilities	General Information
Audit	10

•       Oversee the Company’s financial reporting processes and the integrity of the Company’s financial statements.

•       Oversee the Company’s compliance with legal and regulatory requirements.

•       Oversee the performance of the Company’s independent auditors and the internal audit function.

•       Approve all audit and non-audit services and fees.

•       Oversee (in consultation with the Finance and Risk Management Committee) the Company’s risk management processes and policies.

•       Review the adequacy of internal controls.

•       Review and discuss with management Quarterly Reports on Form 10-Q and Annual Report on Form 10-K prior to filing with the SEC.

•       Review and discuss with management earnings releases.

•       Administer the Company’s Procedures for Submission and Handling of Complaints Regarding Compliance Matters.

•       The Board has determined that all directors on the Audit Committee are financially literate. The Board has also determined that Messrs. Davis, Mead and Nevels qualify as “audit committee financial experts” as defined in SEC regulations and that each has accounting or related financial management expertise.

•       Charter can be viewed on the Investors section of our website at www.thehersheycompany.com.

•       Charter prohibits any member of the Audit Committee from serving on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of the director to effectively serve on the Committee.

•       Audit Committee report begins on page 36.

Committee	Meetings	Duties and Responsibilities	General Information
Compensation and Executive Organization	8

•       Establish executive officer compensation (other than CEO compensation) and oversee the compensation program and policies for all executive officers.

•       Evaluate the performance of the CEO and make recommendations to the independent directors of the Board regarding CEO compensation.

•       Review and recommend to
the Board the form and amount of director compensation.

•       Make equity grants under and administer the Company’s Equity and Incentive Compensation Plan (the “EICP”).

•       Establish target award levels and make awards under the annual cash incentive component of the EICP.

•       Monitor executive compensation arrangements for consistency with corporate objectives and stockholders’ interests.

•       Review the executive organization of the Company.

•       Monitor the development of personnel available to fill key executive positions as part of the succession planning process.

			• Charter can be viewed on the Investors section of our website at www.thehersheycompany.com. • Compensation Committee Report begins on page 57.

Committee	Meetings	Duties and Responsibilities	General Information
Finance and Risk Management	7

•       Oversee management of the Company’s assets, liabilities and risks.

•       Review and make recommendations regarding capital projects, acquisitions and dispositions of assets and changes in capital structure.

•       Review the annual budget and monitor performance against operational plans.

•       Recommend to the Board the terms of the Company’s principal banking relationships, credit facilities and commercial paper programs.

•       Oversee (in consultation with the Audit Committee) the Company’s risk management processes and policies.

			• Charter can be viewed on the Investors section of our website at www.thehersheycompany.com.
Governance	6

•       Review and make recommendations on the composition of the Board and its committees.

•       Identify, evaluate and recommend candidates for election to the Board consistent with the Board’s membership qualifications.

•       Review and make recommendations to the Board on corporate governance matters and policies, including the Corporate Governance Guidelines.

•       Administer the Company’s Related Person Transaction Policy as directed by the Board.

•       Evaluate the performance of the Board, its independent committees and each director.

			• Charter can be viewed on the Investors section of our website at www.thehersheycompany.com.

Committee	Meetings	Duties and Responsibilities	General Information
Executive	0

•       Manage the business and affairs of the Company, to the extent permitted by the Delaware General Corporation Law, when the Board is not in session.

•       Review and approve, through a subcommittee consisting of the independent directors on the Executive Committee who are not affiliated with Hershey Trust Company, Hershey Entertainment & Resorts Company and/or Milton Hershey School, or any of their affiliates, any transaction not in the ordinary course of business between the Company and any of these entities, unless otherwise provided by the Board or the Corporate Governance Guidelines.

•       Currently, the Corporate Governance Guidelines provide that, unless directed otherwise by the independent members of the Board who have no affiliation with any of the above entities, such transactions will be reviewed and approved in advance by a special committee consisting of the directors elected by the holders of our Common Stock voting separately, and only in the absence of such directors will the subcommittee of the Executive Committee approve such transactions.

•       Charter can be viewed on the Investors section of our website at www.thehersheycompany.com.

•       For more information regarding the review, approval or ratification of related-party transactions, please refer to the section entitled “Certain Transactions and Relationships” beginning on page 75.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

The first proposal to be voted on at the Annual Meeting is the election of 11 directors. If elected, the directors will hold office until the 2016 Annual Meeting of Stockholders of the Company or until their successors are elected and qualified.

Election Procedures

We have two classes of common stock outstanding: Common Stock and Class B Common Stock. Under our certificate of incorporation and by-laws:

•

One-sixth of the total number of our directors (which equates presently to two directors) will be elected by the holders of our Common Stock voting separately as a class. For the 2015 Annual Meeting, the Board has nominated Robert M. Malcolm and Anthony J. Palmer for election by the holders of our Common Stock voting separately as a class.

•	The remaining nine directors will be elected by the holders of our Common Stock and Class B Common Stock voting together without regard to class.

With respect to the nominees to be elected by the holders of the Common Stock and the Class B Common Stock voting together, the nine nominees receiving the greatest number of votes of the Common Stock and Class B Common Stock will be elected as directors. With respect to the nominees to be elected by the holders of the Common Stock voting separately as a class, the two nominees receiving the greatest number of votes of the Common Stock will be elected as directors.

The Board’s Corporate Governance Guidelines provide that directors will generally not be nominated for re-election after their 72nd birthday. All of the directors standing for election at the 2015 Annual Meeting satisfied the applicable age requirement at the time of their nomination.

All nominees for election as director have indicated their willingness to serve if elected. If a nominee becomes unavailable for election for any reason, the proxies will have discretionary authority to vote for a substitute.

Nominees for Director

The Board unanimously recommends the following nominees for election at the 2015 Annual Meeting, each of whom is currently a member of the Board. These nominees were recommended to the Board by the Governance Committee. In making its recommendation, the Governance Committee considered the experience, qualifications, attributes and skills of each nominee, as well as each director’s past performance on our Board, as reflected in the Committee’s annual evaluation of Board and individual director performance. This evaluation considers, among other things, each director’s individual contributions to the Board, the director’s ability to work collaboratively with other directors and the effectiveness of the Board as a whole.

On the following pages, we provide certain biographical information about each nominee for director, as well as information regarding the nominee’s specific experience, qualifications, attributes and skills that qualify him or her to serve as a director and as a member of the committee(s) of the Board on which the individual serves.

The Board of Directors unanimously recommends that

stockholders vote FOR each of following nominees for director at the 2015 Annual Meeting:

PAMELA M. ARWAY                                                                             Director since May 2010, Age 61

Ms. Arway formerly served in a number of capacities with the American Express Company, Inc., a global payments, network and travel company, and its subsidiaries. From October 2005 to January 2008, she was President, Japan/Asia Pacific/Australia Region, American Express International, Inc. From December 2004 to October 2005, she served as Chief Executive Officer, American Express Australia Ltd. From July 2000 to December 2004, she was Executive Vice President and General Manager, Corporate Travel North America, American Express Company, Inc. She has been a director of Iron Mountain Incorporated since May 2014 and a director of DaVita HealthCare Partners, Inc. since July 2009. Ms. Arway holds a bachelor’s degree in languages from Memorial University of Newfoundland and a Masters of Business Administration degree from Queen’s University, Kingston, Ontario, Canada.

Throughout her 21-year career with American Express Company, Inc., Ms. Arway gained experience in the areas of finance, marketing, international business, government affairs, consumer products and human resources. She is a significant contributor to the Board in each of these areas.

Committee Memberships: Governance (Chair); Audit; Executive

JOHN P. BILBREY                                                                                  Director since June 2011, Age 58

Mr. Bilbrey is President and Chief Executive Officer of The Hershey Company, a position he has held since May 17, 2011. From November 2010 to May 2011, Mr. Bilbrey was Executive Vice President, Chief Operating Officer, and from December 2007 until November 2010, he was Senior Vice President, President Hershey North America. From November 2005 to December 2007, he was Senior Vice President, President International Commercial Group, and was Senior Vice President, President Hershey International from November 2003 until November 2005. Prior to joining Hershey, Mr. Bilbrey held executive positions at Mission Foods and Danone Waters of North America, Inc., a division of Groupe Danone, responsible for all operations of Groupe Danone’s North American water division. He also served in positions of increasing responsibility in the United States as well as numerous international assignments during his 22 years at The Procter & Gamble Company. Mr. Bilbrey has been a director of Colgate-Palmolive Company since March 2015 and a director of McCormick & Company, Incorporated since November 2005. He holds a bachelor’s degree in psychology from Kansas State University.

As our President and Chief Executive Officer, Mr. Bilbrey is responsible for day-to-day global operations and commercial activities and has a thorough and comprehensive knowledge of all aspects of the Company’s business. He has extensive experience in the consumer packaged goods and fast-moving consumer goods categories in the United States and international markets and has the benefit of having served as both a Chief Executive Officer and Chief Operating Officer of the Company. His leadership within the Company, as well as his extensive industry and international experience, make Mr. Bilbrey a key contributor to the Board on a wide range of issues. His presence in the boardroom also ensures efficient communication between the Board and Company management.

Committee Memberships: None

ROBERT F. CAVANAUGH                                                            Director since October 2003, Age 56

Mr. Cavanaugh is Chairman of the board of directors of Hershey Trust Company and the board of managers of Milton Hershey School. He served as Chief Executive Officer of ValueRock Investment Partners, an owner/operator of retail real estate properties located throughout the western United States, from January 2013 to February 2014. From October 2011 to January 2013, Mr. Cavanaugh was Chief Investment Officer of Vestar Development Company, a privately held retail real estate operating company in the western United States. From October 1999 to October 2011, he was Managing Director of DLJ Real Estate Capital Partners, a global real estate private equity firm. Prior to joining DLJ Real Estate Capital Partners, Mr. Cavanaugh held positions with Deutsche Bank Securities (where he founded and oversaw that firm’s real estate investment banking effort on the West Coast), Goldman, Sachs & Co. and LaSalle Partners. Mr. Cavanaugh holds a bachelor’s degree in economics, cum laude, from the Wharton School of the University of Pennsylvania and a Masters of Business Administration degree from Harvard Business School where he earned academic honors.

As one of three representatives of Hershey Trust Company and Milton Hershey School currently serving on our Board, Mr. Cavanaugh, a 1977 graduate of Milton Hershey School, brings unique perspectives to our Board not only as a representative of our largest stockholder, but also of the school that is its sole beneficiary. He also brings experience in investment banking, finance, real estate and risk management.

Committee Memberships: Compensation and Executive Organization (Chair); Finance and Risk Management; Governance; Executive

CHARLES A. DAVIS                                                                     Director since November 2007, Age 66

Mr. Davis is Chief Executive Officer of Stone Point Capital LLC, a global private equity firm. He has held that position since June 2005 when the firm was established. Prior to that, Mr. Davis was with MMC Capital, Inc., the private equity business of Marsh & McLennan Companies, Inc., serving as President from April 1998 to December 2002, Chief Executive Officer from January 1999 to May 2005 and Chairman from January 2002 to May 2005. He also served as a Vice Chairman of Marsh & McLennan Companies, Inc., a global professional services firm and the parent of MMC Capital, Inc., from September 1999 to May 2005. Prior to joining MMC Capital, Inc. in 1998, Mr. Davis spent 23 years at Goldman, Sachs & Co. where he served as head of Investment Banking Services worldwide, co-head of the Americas Group, head of the Financial Services Industry Group, a member of the International Executive Committee and a General Partner. Mr. Davis has been a director of AXIS Capital Holdings Limited since November 2001 and a director of The Progressive Corporation since October 1996. Mr. Davis holds a bachelor’s degree from the University of Vermont and a Masters of Business Administration degree from Columbia University Graduate School of Business.

Having served in the fields of investment banking and private equity for more than 40 years, Mr. Davis brings extensive experience in finance, investment banking and real estate to our Board, which is of particular importance in his role as chair of the Audit Committee. His experience as a leader in international business allows him to bring important insights to the Board as the Company continues to expand its international footprint.

Committee Memberships: Audit (Chair); Executive

MARY KAY HABEN                                                                           Director since August 2013, Age 58

Ms. Haben retired in February 2011 as President, North America of Wm. Wrigley Jr. Company, a leading confectionery company, a position she had held since October 2008. From April 2007 to October 2008, she was Wrigley’s Group Vice President and Managing Director, North America. Prior to joining Wrigley, Ms. Haben enjoyed a 27-year career with Kraft Foods, Inc., a grocery manufacturing and processing conglomerate, where she held several key positions, including Group Vice President, Kraft Foods and President, Cheese, Enhancers and Meals from 2001 to 2004; Senior Vice President, Global Snack Sector from 2004 to 2006; and Senior Vice President, Open Innovation from 2006 to 2007. She has been a director of Bob Evans Farms, Inc. since August 2012, where she currently serves as Non-Executive Chair of the Board. She has also served as a trustee of Equity Residential since July 2011. Ms. Haben holds a bachelor’s degree, magna cum laude, in business administration from the University of Illinois and a Masters of Business Administration degree in marketing from the University of Michigan, Ross School of Business.

Throughout her 33-year career, Ms. Haben gained extensive experience managing businesses in the consumer packaged goods industry and developed a track record of growing brands and developing new products. Her knowledge of and ability to analyze the overall consumer packaged goods industry, evolving market dynamics and consumers’ relationships with brands make her a valuable contributor to the Board and the Company.

Committee Memberships: Compensation and Executive Organization

ROBERT M. MALCOLM                                                             Director since December 2011, Age 62

Mr. Malcolm is one of two directors nominated for election by the holders of the Common Stock voting separately as a class. He retired in December 2008 as President, Global Marketing, Sales & Innovation of Diageo PLC, a leading premium drinks company, a position he had held since June 2002. Prior to joining Diageo, Mr. Malcolm spent 24 years at The Procter & Gamble Company in positions of increasing responsibility, departing in June 1999 as Vice President, General Manager, Beverages Europe, Middle East, Africa. Mr. Malcolm serves on the board of directors of the American Marketing Association and on the advisory board of Just Marketing, Inc. and is a senior advisor to Boston Consulting Group. He was formerly a director of Logitech International S.A. from June 2007 to September 2010. Mr. Malcolm holds a bachelor’s degree in marketing and a Masters of Business Administration degree in marketing, both from the University of Southern California.

Mr. Malcolm is a globally recognized expert in strategic marketing and is currently Executive in Residence, Center for Customer Insight and Marketing Solutions, McCombs School of Business, University of Texas. He brings to the Board significant experience in international business and in the marketing and sales of consumer products, including consumer packaged goods and fast-moving consumer goods.

Committee Memberships: Compensation and Executive Organization; Finance and Risk Management

JAMES M. MEAD                                                                                      Director since April 2011, Age 69

Mr. Mead is a director and the non-executive president of Hershey Trust Company and a member of the board of managers of Milton Hershey School. He is the founder and President of JM Mead, LLC, an economic advisory firm serving the health care industry, a position he has held since July 2004. He has also served as a venture partner in Radius Ventures, LLC, a venture capital firm focused on leading-edge health and life sciences companies, since June 2005. Mr. Mead serves on the board of directors of several privately held health care and health care technology firms. He also serves as Vice Chairman of the Board of Capital BlueCross, a full-service managed-care and health insurance provider, after having served as its President and Chief Executive Officer from 1984 to 2004. Mr. Mead was a member of the board of directors of the Federal Reserve Bank of Philadelphia from 1991 to 1996 and served as its Chairman from 1994 until 1996. He is actively involved in other professional and community board activities, including as board member and treasurer of the North American branch of the International Life Sciences Institute, Washington, D.C. Mr. Mead holds a bachelor’s degree in economics and a Masters of Arts degree in economics from The Pennsylvania State University.

One of three representatives of Hershey Trust Company and Milton Hershey School serving on our Board, in addition to bringing to our Board the perspectives of our largest stockholder, Mr. Mead brings extensive experience in finance, marketing, insurance, information technology and risk management. Having served as a chief executive officer for 20 years, Mr. Mead also brings considerable leadership experience to the boardroom.

Committee Memberships: Audit; Governance

JAMES E. NEVELS         Director since November 2007, Chairman since February 2009, Age 63

Mr. Nevels is a director of Hershey Trust Company and a member of the board of managers of Milton Hershey School. He is Chairman of The Swarthmore Group, an investment-advisory firm, which he founded in 1991. In 2004, he was appointed by the President of the United States to a three-year term on the advisory committee to the Pension Benefit Guaranty Corporation, where he served as Chairman from 2005 to 2007. He has been a member of the board of directors of the Federal Reserve Bank of Philadelphia since January 2010, and served as its Deputy Chairman from January 2012 until his appointment as Chairman in January 2014. Mr. Nevels has served as a director of First Data Corporation since November 2014 and as a director of MeadWestvaco Corporation since June 2014. He was formerly a director of Tasty Baking Company from May 2005 to May 2011. He holds a bachelor’s degree, cum laude and Phi Beta Kappa, in political science and philosophy from Bucknell University, a Masters of Business Administration degree from the Wharton School of the University of Pennsylvania and a Juris Doctor degree from the University of Pennsylvania Law School.

As Chairman of the Board and one of three representatives of Hershey Trust Company and Milton Hershey School serving on our Board, Mr. Nevels is uniquely positioned to help ensure that boardroom discussions reflect the views of management, the independent directors and our stockholders. He also brings extensive financial and leadership experience to our Board.

Committee Memberships: Executive (Chair); Audit; Governance

ANTHONY J. PALMER                                                                       Director since April 2011, Age 55

Mr. Palmer is one of two directors nominated for election by the holders of the Common Stock voting separately as a class. He is President of Global Brands and Innovation at Kimberly-Clark Corporation, a manufacturer and marketer of various personal care and health care products worldwide, a position he has held since April 2012. He previously served as Senior Vice President and Chief Marketing Officer of Kimberly-Clark Corporation from October 2006 to March 2012. From June 2002 to September 2006, he worked at the Kellogg Company and was a member of the Worldwide Leadership Team of Kellogg Company beginning in February 2003. Prior to joining Kellogg Company, Mr. Palmer held various positions of significant responsibility in the consumer products field, including marketing and general management positions with the Minute Maid division of the Coca-Cola Company USA and as region director for Coca-Cola in Austral-Asia. He holds a bachelor’s degree in business marketing from Monash University in Melbourne, Australia, and a Masters of Business Administration degree, with distinction, from the International Management Institute, Geneva, Switzerland.

Having spent most of his professional career in the consumer packaged goods industry, Mr. Palmer brings to our Board substantial experience and insight in several key strategic areas for the Company, including fast-moving consumer packaged goods, international business, marketing and human resources.

Committee Memberships: Compensation and Executive Organization; Finance and Risk Management

THOMAS J. RIDGE                                                                       Director since November 2007, Age 69

Mr. Ridge is Chief Executive Officer of Ridge Global, LLC, a global strategic consulting company, a position he has held since July 2006. In March 2014, Mr. Ridge co-founded Ridge Schmidt Cyber (provider of strategic services to companies in the area of cyber security) with Howard Schmidt. In April 2010, Mr. Ridge also became a partner in Ridge Policy Group, a bipartisan, full-service government affairs and issue management group. From April 2005 to July 2006, he was President and Chief Executive Officer of Thomas Ridge LLC. From October 2001 to February 2005, Mr. Ridge was Secretary of the U.S. Department of Homeland Security. Prior to that, Mr. Ridge served as Governor of Pennsylvania from 1995 to 2001. Mr. Ridge has been a director of Chart Acquisition Corp. since July 2011 and a director of LifeLock, Inc. since March 2010. He was a director of FS Investment Corporation from November 2011 to February 2014. He also previously served as a director of Exelon Corporation, Brightpoint, Inc., Geospatial Holdings, Inc., Vonage Holdings Corp. and The Home Depot, Inc. Mr. Ridge holds a bachelor’s degree, cum laude, from Harvard University and a Juris Doctor degree from The Dickinson School of Law of The Pennsylvania State University.

Mr. Ridge’s background and experiences are invaluable to our Board. As Chief Executive Officer of Ridge Global, he leads a team of international experts that helps businesses and governments address issues such as risk management, global trade security, technology integration and crisis management. As a partner in Ridge Policy Group, he provides strategic advice to clients to assist them in navigating the complexities of state and local government and raising awareness of their products and services that are relevant to government markets. As twice-elected Governor of Pennsylvania, he earned a reputation for high standards and results and championed issues such as health care and the environment. As Secretary of the Department of Homeland Security, he formed a new agency from 22 agencies employing more than 180,000 employees.

Committee Memberships: Finance and Risk Management; Governance

DAVID L. SHEDLARZ                                                                       Director since August 2008, Age 66

Mr. Shedlarz retired as Vice Chairman of Pfizer Inc., a pharmaceutical, consumer and animal products health company, a position he held from July 2005 until his retirement in December 2007. From January 1999 to July 2005, Mr. Shedlarz was Pfizer’s Executive Vice President and Chief Financial Officer. Mr. Shedlarz spent the majority of his professional career with Pfizer. Mr. Shedlarz has been a director of Pitney Bowes, Inc. since May 2001 and a member of the Teachers Insurance and Annuity Association Board of Trustees since March 2007. Mr. Shedlarz holds a bachelor’s degree in economics and mathematics from Oakland/Michigan State University and a Masters of Business Administration degree in finance and accounting from the New York University, Leonard N. Stern School of Business.

At the time of his retirement in 2007, Mr. Shedlarz was responsible for operations including the animal health business, finance, accounting, strategic planning, business development, global sourcing, manufacturing, information systems and human resources, skills that are particularly valuable to the Board given his role as chair of the Finance and Risk Management Committee. Mr. Shedlarz also brings to our Board considerable international business and leadership experience he gained while at Pfizer.

Committee Memberships: Finance and Risk Management (Chair); Compensation and Executive Organization; Executive

NON-EMPLOYEE DIRECTOR COMPENSATION

The Hershey Company Directors’ Compensation Plan

We maintain a Directors’ Compensation Plan that is designed to:

•	Attract and retain highly qualified, non-employee directors; and

•	Align the interests of non-employee directors with those of our stockholders by paying a portion of their compensation in units representing shares of our Common Stock.

Directors who are employees of the Company receive no additional compensation for their service on our Board. Mr. Bilbrey, our current President and CEO, is the only employee of the Company who also served as a director during 2014 and thus received no additional compensation for his Board service.

The Board targets non-employee director compensation at the 50th percentile of compensation paid to directors at a peer group of companies we call the Compensation Peer Group. Information about the Compensation Peer Group is included on page 46 of the Compensation Discussion & Analysis. Each year, with the assistance of the Compensation and Executive Organization Committee and that committee’s compensation consultant, the Board reviews the compensation paid to directors at companies in the Compensation Peer Group to determine whether any changes to non-employee director compensation are warranted.

As a result of its review in December 2013, the Board determined to increase the annual retainer paid to non-employee directors (other than the Chairman of the Board) from $90,000 to $100,000 and to increase the value of the annual restricted stock unit (“RSU”) award for all non-employee directors from $120,000 to $135,000. All other elements of non-employee director compensation remained unchanged for 2014. Accordingly, compensation paid to non-employee directors in 2014 was as follows:

Form of Compensation	Payment ($)
Annual retainer for Chairman of the Board	215,000
Annual retainer for other non-employee directors	100,000
Annual RSU award	135,000
Annual fee for chairs of Audit, Compensation and Executive Organization and Finance and Risk Management Committees	15,000
Annual fee for chair of Governance Committee	10,000

The Board completed its annual review of non-employee director compensation in December 2014 and determined that no changes to any of the compensation elements were warranted for 2015.

Payment of Annual Retainer and Committee Chair Fees

The annual retainer and any applicable committee chair fees for all non-employee directors are paid in quarterly installments on the 15th day of March, June, September and December, or the prior business day if the 15th is not a business day. Non-employee directors may elect to receive all or a portion of the annual retainer in cash or in Common Stock. Non-employee directors may also elect to defer receipt of all or a portion of the retainer or committee chair fees until the date their membership on the Board ends. Committee chair fees that are not deferred are paid only in cash.

Non-employee directors choosing to defer all or a portion of their retainer or committee chair fees may invest the deferred amounts in two ways:

•

In a cash account that values the performance of the investment based upon the performance of one or more third-party investment funds selected by the director from among the mutual funds or other investment options available to all employees participating in our 401(k) Plan. Amounts invested in the cash account are paid only in cash.

•

In a deferred common stock unit account that we value according to the performance of our Common Stock, including reinvested dividends. Amounts invested in the deferred common stock unit account are paid in shares of Common Stock.

Restricted Stock Units

RSUs are granted quarterly to non-employee directors on the first day of January, April, July and October. In 2014, the number of RSUs granted in each quarter was determined by dividing $33,750 by the average closing price of a share of our Common Stock on the New York Stock Exchange (“NYSE”) on the last three trading days preceding the grant date. RSUs awarded to non-employee directors vest one year after the date of grant, or earlier upon termination of the director’s membership on the Board by reason of retirement (termination of service from the Board after the director’s 60th birthday), death or disability, for any reason after a Change in Control as defined in our Executive Benefits Protection Plan (Group 3A) (“EBPP 3A”), or under such other circumstances as the Board may determine. Vested RSUs are payable to directors in shares of Common Stock or, at the option of the director, can be deferred as common stock units under the Directors’ Compensation Plan until the director’s membership on the Board ends. Dividend equivalent units are credited at regular rates on the RSUs during the restriction period and, upon vesting of the RSUs, are payable in shares of Common Stock or deferred as common stock units together with any RSUs the director has deferred.

As of February 27, 2015, Messrs. Davis, Malcolm, Mead, Nevels, Ridge, Shedlarz and Ms. Arway had attained retirement age for purposes of the vesting of RSUs.

Other Compensation, Reimbursements and Programs

The Board occasionally establishes committees of limited duration for special purposes. The Board will consider paying additional compensation to non-employee directors who serve on special committees, generally $1,250 per meeting, if the special committee holds six or more meetings, each lasting one hour or more. No director received compensation for service on a special committee in 2014.

We reimburse our directors for travel and other out-of-pocket expenses they incur when attending Board and committee meetings and for minor incidental expenses they incur when performing directors’ services. We also provide reimbursement for at least one director continuing education program each year. Directors receive travel accident insurance while traveling on the Company’s business and receive discounts on the purchase of our products to the same extent and on the same terms as our employees. Directors also are eligible to participate in the Company’s Gift Matching Program. Under the Gift Matching Program, the Company will match, upon a director’s request, contributions made by the director to one or more charitable organizations, on a dollar-for-dollar basis up to a maximum aggregate contribution of $5,000 annually.

2014 Director Compensation

The following table and explanatory footnotes provide information with respect to the compensation paid or provided to non-employee directors during 2014:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Pamela M. Arway	110,000	135,000	5,000	250,000
Robert F. Cavanaugh	115,000	135,000	3,000	253,000
Charles A. Davis	115,000	135,000	5,000	255,000
Mary Kay Haben	100,000	135,000	5,000	240,000
Robert M. Malcolm	100,000	135,000	5,000	240,000
James M. Mead	100,000	135,000	5,000	240,000
James E. Nevels	215,000	135,000	5,000	355,000
Anthony J. Palmer	100,000	135,000	5,000	240,000
Thomas J. Ridge	100,000	135,000	5,000	240,000
David L. Shedlarz	115,000	135,000	5,000	255,000

(1)	Includes amounts earned or paid in cash or shares of Common Stock at the election of the director or deferred by the director under the Directors’ Compensation Plan. Amounts credited as earnings on amounts deferred under the Directors’ Compensation Plan are based on investment options available to all participants in our 401(k) Plan or our Common Stock and, accordingly, the earnings credited during 2014 were not considered “above market” or “preferential” earnings.

The following table sets forth the portion of fees earned or paid in cash or Common Stock, and the portion deferred with respect to retainers and fees earned during 2014:

	Immediate Payment			Deferred and Investment Election
Name	Cash Paid ($)	Value Paid in Shares of Common Stock ($)	Number of Shares of Common Stock (#)	Value Deferred to a Cash Account ($)	Value Deferred to a Common Stock Unit Account ($)	Number of Deferred Common Stock Units (#)
Pamela M. Arway	110,000	—	—	—	—	—
Robert F. Cavanaugh	—	—	—	—	115,000	1,186
Charles A. Davis	115,000	—	—	—	—	—
Mary Kay Haben	100,000	—	—	—	—	—
Robert M. Malcolm	100,000	—	—	—	—	—
James M. Mead	100,000	—	—	—	—	—
James E. Nevels	150,500	64,500	665	—	—	—
Anthony J. Palmer	—	100,000	1,031	—	—	—
Thomas J. Ridge	100,000	—	—	—	—	—
David L. Shedlarz	115,000	—	—	—	—	—

(2)	Represents the dollar amount recognized as expense during 2014 for financial statement reporting purposes with respect to RSUs awarded to the directors during 2014. RSUs awarded to directors are charged to expense in the Company’s financial statements at the grant date fair value on each quarterly grant date. The target annual grant date fair value of the RSUs for each director during 2014 was $135,000.

The following table provides information with respect to the number and market value of deferred common stock units and RSUs held as of December 31, 2014, based on the $103.93 closing price of our Common Stock as reported by NYSE on December 31, 2014, the last trading day of the year. The information presented includes the accumulated value of each director’s common stock units and RSUs. Balances shown below include dividend equivalent units credited in the form of additional common stock units on retainers and committee chair fees that have been deferred as common stock units and dividend equivalent units credited in the form of additional common stock units on RSUs.

Name	Number of Deferred Common Stock Units (#)	Market Value of Retainers and Committee Chair Fees Deferred to the Common Stock Unit Account as of December 31, 2014 ($)	Number of RSUs (#)	Market Value of RSUs as of December 31, 2014 ($)
Pamela M. Arway	—	—	1,398	145,294
Robert F. Cavanaugh	38,856	4,038,304	1,398	145,294
Charles A. Davis	—	—	1,398	145,294
Mary Kay Haben	531	55,187	1,398	145,294
Robert M. Malcolm	—	—	1,398	145,294
James M. Mead	4,933	512,687	1,398	145,294
James E. Nevels	—	—	1,398	145,294
Anthony J. Palmer	—	—	1,398	145,294
Thomas J. Ridge	27,114	2,817,958	1,398	145,294
David L. Shedlarz	—	—	1,398	145,294

(3)	Represents the Company match for contributions made by the director to one or more charitable organizations during 2014 under the Gift Matching Program.

SHARE OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of our outstanding voting securities and stock options by:

•	Stockholders who we believe owned more than 5% of our outstanding Common Stock or Class B Common Stock, as of February 27, 2015; and

•	Our directors, NEOs and all directors and executive officers as a group, as of February 27, 2015.

Holder	Common Stock(1)	Exercisable Stock Options(2)	Percent of Common Stock(3)	Class B Common Stock	Percent of Class B Common Stock(4)
Hershey Trust Company, as trustee for the Milton Hershey School Trust(5) 100 Mansion Road Hershey, PA 17033 Milton Hershey School(5) Founders Hall Hershey, PA 17033	12,513,821	—	7.9	60,612,012	99.9
Hershey Trust Company(6)	389,000	—	**	—	—
BlackRock, Inc.(7) 40 East 52nd Street New York, NY 10022	9,813,494	—	6.2	—	—
Humberto P. Alfonso	68,308	261,320	**	—	—
Pamela M. Arway*	8,211	—	**	—	—
John P. Bilbrey*	91,710	387,451	**	—	—
Michele G. Buck	16,738	70,555	**	—	—
Robert F. Cavanaugh*	1,000	—	**	—	—
Charles A. Davis*	16,189	—	**	—	—
Mary Kay Haben*	—	—	**	—	—
Robert M. Malcolm*	4,147	—	**	—	—
James M. Mead*	700	—	**	—	—
James E. Nevels*	7,602	—	**	—	—
Terence L. O’Day	31,490	101,110	**	—	—
Anthony J. Palmer*	10,449	—	**	—	—
Thomas J. Ridge*	—	—	**	—	—
David L. Shedlarz*	14,640	—	**	—	—
David W. Tacka	29,256	70,960	**	—	—
All directors and executive officers as a group (20 persons)	324,522	1,110,821	**	—	—

*	Director

**	Less than 1%

(1)	Amounts listed for NEOs and other executive officers include, if applicable, shares of Common Stock allocated by the Company to the officer’s account in The Hershey Company 401(k) Plan. Amounts listed also include the following RSUs that will vest and be paid to the following holders within 60 days of February 27, 2015:

Name	RSUs (#)
Pamela M. Arway	331
Charles A. Davis	331
Robert M. Malcolm	331
James E. Nevels	331
Anthony J. Palmer	331
David L. Shedlarz	331

For all directors and executive officers as a group, the amount listed also includes 464 RSUs that will vest and be paid within 60 days of February 27, 2015 to an executive officer who is not a NEO.

Amounts listed also include shares for which certain of the directors and NEOs share voting and/or investment power with one or more other persons as follows: Ms. Arway, 7,880 shares owned jointly with her spouse; Mr. Cavanaugh, 1,000 shares owned jointly with his spouse; Mr. Malcolm, 3,816 shares owned jointly with his spouse; Mr. Nevels, 6,160 shares owned jointly with his spouse and 1,110 shares owned jointly with another individual; and Mr. Palmer, 10,118 shares owned jointly with his spouse.

(2)	This column reflects stock options that were exercisable by the NEOs and the executive officers as a group on February 27, 2015. No executive officer holds stock options that will become exercisable within 60 days of February 27, 2015.

(3)	Based upon 158,711,585 shares of Common Stock outstanding on February 27, 2015.

(4)	Based upon 60,619,777 shares of Class B Common Stock outstanding on February 27, 2015.

(5)	Hershey Trust Company, as trustee for the Milton Hershey School Trust, has the right at any time to convert its Class B Common Stock into Common Stock on a share-for-share basis. If on February 27, 2015, Hershey Trust Company, as trustee for the Milton Hershey School Trust, converted all of its Class B Common Stock into Common Stock, Hershey Trust Company, as trustee for the Milton Hershey School Trust, would own beneficially 73,125,833 shares of our Common Stock (12,513,821 Common Stock shares plus 60,612,012 converted Class B Common Stock shares), or 33.3% of the 219,323,597 shares of Common Stock outstanding following the conversion (calculated as 158,711,585 Common Stock shares outstanding prior to the conversion plus 60,612,012 converted Class B Common Stock shares). For more information about the Milton Hershey School Trust, Hershey Trust Company, Milton Hershey School and the ownership and voting of these securities, please see pages 34 and 35.

(6)	Please see pages 34 and 35 for more information about shares of Common Stock held by Hershey Trust Company as investments.

(7)	Information regarding BlackRock, Inc. and its beneficial holdings was obtained from a Schedule 13G/A filed with the SEC on January 30, 2015. The filing indicated that, as of December 31, 2014, BlackRock, Inc. had sole voting and investment power over 9,813,494 shares of Common Stock. The filing indicated that BlackRock, Inc. is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) and that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our Common Stock.

Ownership of Other Company Securities

Certain directors and NEOs hold Company securities not reflected in the beneficial ownership table above because they will not convert, or cannot be converted, to shares of Common Stock within 60 days of our February 27, 2015 Record Date. These securities include:

•	Certain unvested RSUs or deferred common stock units held by our directors and NEOs; and

•	Certain unvested stock options held by our NEOs.

The table below shows these holdings as of February 27, 2015. You can find additional information about RSUs and deferred common stock units held by directors in the Non-Employee Director Compensation section beginning on page 28. You can find additional information about stock options, RSUs and deferred common stock units held by the NEOs in the Executive Compensation section beginning on page 40.

Holder	Shares Underlying RSUs and Common Stock Units Not Beneficially Owned	Shares Underlying Stock Options Not Beneficially Owned
Humberto P. Alfonso	1,889	108,100
Pamela M. Arway*	1,032	—
John P. Bilbrey*	71,741	465,727
Michele G. Buck	77,437	105,396
Robert F. Cavanaugh*	40,574	—
Charles A. Davis*	1,032	—
Mary Kay Haben*	2,250	—
Robert M. Malcolm*	1,032	—
James M. Mead*	6,651	—
James E. Nevels*	1,032	—
Terence L. O’Day	—	76,780
Anthony J. Palmer*	1,032	—
Thomas J. Ridge*	28,833	—
David L. Shedlarz*	1,032	—
David W. Tacka	—	—

*	Director

Information Regarding Our Controlling Stockholder

In 1909, Milton S. and Catherine S. Hershey established a trust having as its sole beneficiary Milton Hershey School, a non-profit school for the full-time care and education of disadvantaged children located in Hershey, Pennsylvania. Hershey Trust Company, a state-chartered trust company, is trustee of the Milton Hershey School Trust.

In its capacity as trustee for the Milton Hershey School Trust, Hershey Trust Company is our controlling stockholder. In this capacity, it will have the right to cast 7.9% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock voting separately and 80.9% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock and Class B Common Stock voting together. The board of directors of Hershey Trust Company, with the approval of the board of managers (governing body) of Milton Hershey School, decides how funds held by Hershey Trust Company, as trustee for the Milton Hershey School Trust, will be invested. The board of directors of Hershey Trust Company generally decides how shares of The Hershey Company held by Hershey Trust Company, as trustee for the Milton Hershey School Trust, will be voted.

As of the Record Date, Hershey Trust Company also held 389,000 shares of our Common Stock as investments. The board of directors or management of Hershey Trust Company decides how these shares will be voted.

In all, Hershey Trust Company, as trustee for the Milton Hershey School Trust and as direct owner of investment shares, will be entitled to vote 12,902,821 shares of our Common Stock and 60,612,012 shares of our Class B Common Stock at the Annual Meeting. Stated in terms of voting power, Hershey Trust Company will have the right to cast 8.1% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock voting separately and 80.9% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock and Class B Common Stock voting together at the Annual Meeting.

Our certificate of incorporation contains the following important provisions regarding our Class B Common Stock:

•

All holders of Class B Common Stock, including Hershey Trust Company, as trustee for Milton Hershey School, may convert any of their Class B Common Stock shares into shares of our Common Stock at any time on a share-for-share basis.

•

All shares of Class B Common Stock will automatically be converted to shares of Common Stock on a share-for-share basis if Hershey Trust Company, as trustee for Milton Hershey School, or any successor trustee, or Milton Hershey School, as appropriate, ceases to hold more than 50% of the total Class B Common Stock shares outstanding and at least 15% of the total Common Stock and Class B Common Stock shares outstanding.

•

We must obtain the approval of Hershey Trust Company, as trustee for Milton Hershey School, or any successor trustee, or Milton Hershey School, as appropriate, before we issue any Common Stock or take any other action that would deprive Hershey Trust Company, as trustee for Milton Hershey School, or any successor trustee, or Milton Hershey School, as appropriate, of the ability to cast a majority of the votes on any matter where the Class B Common Stock is entitled to vote, either separately as a class or together with any other class.

AUDIT COMMITTEE REPORT

To Our Stockholders:

The Audit Committee is currently comprised of four directors, each of whom is considered independent under the NYSE Rules and the rules and regulations of the SEC. The Board has determined that each member of the Audit Committee is financially literate and that each of Messrs. Davis, Mead and Nevels qualifies as an “audit committee financial expert,” as that term is defined under the rules promulgated by the SEC.

Our role as the Audit Committee is to assist the Board in its oversight of:

•	The integrity of the Company’s financial statements;

•	The Company’s compliance with legal and regulatory requirements;

•	The independent auditors’ qualifications and independence; and

•	The performance of the independent auditors and the Company’s internal audit function.

The Audit Committee operates under a written charter that was last reviewed by the Audit Committee on December 8, 2014.

Our duties as an Audit Committee include overseeing the Company’s management, internal auditors and independent auditors in their performance of the following functions, for which they are responsible:

Management

•	Preparing the Company’s financial statements;

•	Establishing effective financial reporting systems and internal controls and procedures; and

•	Reporting on the effectiveness of the Company’s internal control over financial reporting.

Internal Audit Department

•	Independently assessing management’s system of internal controls and procedures; and

•	Reporting on the effectiveness of that system.

Independent Auditors

•	Auditing the Company’s financial statements;

•	Expressing an opinion about the financial statements’ conformity with U.S. generally accepted accounting principles; and

•	Annually auditing the effectiveness of the Company’s internal control over financial reporting.

We meet periodically with management, the internal auditors and independent auditors, independently and collectively, to discuss the quality of the Company’s financial reporting process and the adequacy and effectiveness of the Company’s internal controls. Prior to the Company filing its Annual Report on Form 10-K for the year ended December 31, 2014 with the SEC, we also:

•	Reviewed and discussed the audited financial statements with management and the independent auditors;

•	Discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, of the Public Company Accounting Oversight Board;

•

Received the written disclosures and the letter from the independent auditors in accordance with applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence; and

•	Discussed with the independent auditors their independence from the Company.

We are not employees of the Company and are not performing the functions of auditors or accountants. We are not responsible as an Audit Committee or individually to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. In carrying out our duties as Audit Committee members, we have relied on the information provided to us by management and the independent auditors. Consequently, we do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with U.S. generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based on the reports and discussions described in this report, and subject to the limitations on our role and responsibilities as an Audit Committee referred to above and in our charter, we recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 20, 2015.

Submitted by the Audit Committee:

Charles A. Davis, Chair
Pamela M. Arway
James M. Mead
James E. Nevels

INFORMATION ABOUT OUR INDEPENDENT AUDITORS

The following table sets forth the amount of audit fees, audit-related fees, tax fees and all other fees billed or expected to be billed by KPMG LLP, our independent auditors, for the fiscal years ended December 31, 2014 and December 31, 2013:

Nature of Fees	2014 ($)	2013 ($)
Audit Fees	6,736,000	4,283,302
Audit-Related Fees(1)	1,204,340	1,380,023
Tax Fees(2)	146,413	82,979
All Other Fees(3)	188,624	66,438
Total Fees	8,275,377	5,812,742

(1)	Fees associated primarily with services related to due diligence for potential business acquisitions, auditing of carve-out financial statements and auditing of employee benefit plans.

(2)	Fees pertaining primarily to tax consultation and tax compliance services.

(3)	Fees associated primarily with professional services rendered in connection with the Company’s Global Shared Services organization.

The Audit Committee pre-approves all audit, audit-related and non-audit services performed by KPMG LLP. The Audit Committee is authorized by its charter to delegate to one or more of its members the authority to pre-approve any audit, audit-related or non-audit services, provided that the approval is presented to the Audit Committee at its next scheduled meeting.

The Audit Committee pre-approved all services provided by KPMG LLP in 2014.

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT

OF INDEPENDENT AUDITORS

The Audit Committee has appointed KPMG LLP as the Company’s independent auditors for 2015. Although not required to do so, the Board, upon the Audit Committee’s recommendation, has determined to submit the Audit Committee’s appointment of KPMG LLP as our independent auditors to stockholders for ratification as a matter of good corporate governance.

The Audit Committee’s appointment of KPMG LLP as the Company’s independent auditors for 2015 will be considered ratified if a majority of the shares of the Common Stock and Class B Common Stock (voting together without regard to class) present and entitled to vote at the Annual Meeting are voted for the proposal. If stockholders do not ratify the appointment of KPMG LLP as the Company’s independent auditors for 2015, the Audit Committee will reconsider its appointment.

Representatives of KPMG LLP will attend the Annual Meeting, will have the opportunity to make a statement, if they so desire, and will respond to questions.

The Board of Directors unanimously recommends that stockholders vote FOR ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent auditors for 2015.

Compensation Discussion & Analysis

EXECUTIVE COMPENSATION

This section discusses and analyzes the decisions we made concerning the compensation of our named executive officers (“NEOs”) for 2014. It also describes the process for determining executive compensation and the factors considered in determining the amount of compensation awarded to our NEOs. The NEOs for 2014 are:

Name	Title
John P. Bilbrey	President and Chief Executive Officer (“CEO”)
David W. Tacka[1]	Senior Vice President, Chief Financial Officer (“CFO”)
Humberto P. Alfonso	President, International
Michele G. Buck	President, North America
Terence L. O’Day	Senior Vice President, Chief Supply Chain Officer

(1)	Mr. Tacka retired effective December 31, 2014.

Executive Summary

2014 Highlights

The story of The Hershey Company (the “Company”) spans nearly a century and a half of industrial and social change. Today, the Company is a global confectionary company with a footprint that includes many countries and cultures around the world. With over 80 brands driving over $7.4 billion in annual revenues, we are focused on growing our presence in key international markets while continuing to build our competitive advantage in North America.

In January 2014, we announced high expectations for the Company, incorporating these goals into our 2014 incentive programs:

•	Volume-driven, full-year 2014 net sales to increase 5% to 7% from 2013; and

•

2014 adjusted earnings per share-diluted to increase 9% to 11% from 2013. We define adjusted earnings per share-diluted as diluted earnings per share of the Company’s common stock (“Common Stock”), excluding adjustments as described beginning on page 18 of the 2014 Annual Report on Form 10-K that accompanies this Proxy Statement.

While we did not meet our high expectations, Hershey delivered industry-leading growth in both net sales and adjusted earnings per share-diluted.

Despite the Company delivering sound financial results and improving its performance from 2013, our NEOs earned lower performance stock unit (“PSU”) payouts and significantly below-target annual cash incentive awards because we did not meet our expectations.

Hershey Has Strong Pay-for-Performance Alignment

The Compensation and Executive Organization Committee (the “Committee”) of our Board of Directors (the “Board”) has responsibility for the oversight of our executive compensation framework and aligning our executive’s pay with the Company’s performance. We believe we have a strong pay-for-performance alignment because a significant portion of each NEO’s total direct compensation is tied to the financial performance of the Company and shareholder returns.

In 2014, approximately 86% of our CEO’s and 72% of our NEOs’ total direct compensation was variable and tied to performance, including a substantial portion tied to shareholder value. Specifically, 50% of our PSUs were tied to Total Shareholder Return (“TSR”). Combined with the other financial and strategic metrics that determine our NEOs compensation, we have aligned our executive compensation program with the long-term interests of our stockholders.

Over the last three years, we have delivered a TSR of 79.3%, which is at the 60th percentile of our Financial Peer Group described on page 51.

Our Stockholders Strongly Approve of Our Pay Practices

Last year, our stockholders overwhelmingly approved our “say-on-pay” resolution, with more than 94% of the votes cast by the holders of Common Stock and more than 99% of the combined votes cast by the holders of the Common Stock and Class B Common Stock voting in favor. Our approach to executive compensation in 2014 was substantially the same as the approach stockholders approved in 2013. In keeping with the preference expressed by our stockholders at the 2011 Annual Meeting of Stockholders, our Board has committed to having an annual “say-on-pay” vote as described beginning on page 74. We plan to ask stockholders to express a preference for the frequency of the “say-on-pay” vote at our 2017 Annual Meeting of Stockholders.

We believe significant reasons for this support are our compensation and governance policies and practices. These policies and practices include:

•	Pay for performance. A substantial percentage of each of our NEO’s total target direct compensation is variable, performance-based compensation.

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Performance measures support strategic objectives. The performance measures we use for our variable, performance-based compensation reflect strategic and operating objectives, creating long-term value for our stockholders.

•	Appropriate risk-taking. We set achievable performance goals that consider our publicly-announced financial expectations, which we believe will encourage appropriate risk taking.

•	No tax gross-ups. We do not provide tax gross-ups, except for relocation expenses.

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“Double-trigger” benefits in the event of a change in control. In the event of a change in control, the payment of the severance benefits and the acceleration of vesting of time-based long-term incentive awards granted after April 2011 are “double-trigger” benefits. The severance payments and accelerated vesting of continuing incentive awards will not occur unless there is also a qualifying termination of employment upon or after the change in control.

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No re-pricings or exchanges of underwater stock options. Our stockholder-approved Equity and Incentive Compensation Plan (“EICP”) prohibits re-pricing or exchange of underwater stock options without stockholder approval.

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Significant stock ownership guidelines. Our NEOs and other executives are required to accumulate and hold stock equal to a multiple of base salary. If an executive has not met his or her ownership requirement in a timely manner, the executive is required to retain a portion of shares received under long-term incentive awards until the requirements are met.

•	Anti-hedging policy. Our NEOs, directors and other insiders are prohibited from entering into hedging transactions related to our stock.

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Protective covenants. For the protection of the Company, we require our NEOs to enter into an Employee Confidentiality and Restrictive Covenant Agreement (“ECRCA”) as a condition of receipt of long-term incentive awards. Failure to comply with the agreement may subject the employee to cancellation of awards and a requirement to repay amounts received from awards.

The Role and Philosophy of the Committee

The Committee has primary responsibility for making compensation decisions for our NEOs. Additionally, our CEO’s compensation is approved by the independent members of the Board of Directors based on the recommendations of the Committee.

The Committee operates under a charter approved by the Board of Directors. The Committee uses information from Mercer (US) Inc. (“Mercer”), the Committee’s independent executive compensation consultant, input from our CEO (except for matters regarding his own pay) and assistance from our Human Resources Department to make decisions and to conduct its annual review of the Company’s executive compensation program.

The Committee works with a rolling agenda. Its heaviest workload occurs during the first quarter of the year, as decisions are made with respect to annual and long-term incentives earned for the prior year’s performance and target-setting and compensation levels are finalized for the current year’s base salaries and incentive programs. The Committee also reviews and approves this Compensation Discussion & Analysis. During the second and third quarters, the Committee reviews materials relating to peer group composition, tally sheets, competitive pay analysis and other information that forms the foundation for future decisions. The Committee uses the third and fourth quarters to finalize decisions relating to the peer group and compensation plan design for use in the upcoming year.

The philosophy of our executive compensation program is to provide a compelling, dynamic, market-based total compensation program tied to performance and aligned with our stockholders’ interests. Our goal is to ensure the Company has the talent it needs to maintain sustained long-term performance for our stockholders, employees and communities. The guiding principles that help us achieve that goal are:

•	Recruit and retain. Our program is designed to be market competitive and flexible to recruit and retain top talent for our critical roles.

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Pay for performance. A significant portion of our executives’ compensation is tied to the performance of our Company, rewarding for both short-term and long-term progress towards our strategic and operational goals.

•	Aligned with strategy. Our compensation program is aligned with the strategies of our Company.

•	Aligned with stockholders. Our compensation program, through both design and payouts, is aligned with the long-term interests of our stockholders.

•	Reinforce robust succession planning. Our compensation program plays a key role in making sure we have the talent we need for long-term success and to deliver our Company strategies.

•	Data-driven decision making. We design our executive compensation program and make pay decisions considering a balance of information.

Compensation Advisor Independence

Under its engagement letter with the Committee, Mercer has acknowledged that the firm is retained by and performs its services for the Committee while working with management to provide advice, counsel and recommendations that reinforce the Company’s business strategy, economics, organization and management style. Mercer has provided and continues to provide services and products to the Company in addition to its work for the Committee, including services related to global compensation consulting and surveys for various geographies. Mercer and its affiliates also provide products and services to the Company that are unrelated to compensation, including expatriate consulting services (provided by Mercer), international benefits consulting and claims processing services (provided by Mercer), brand strategy and design services (provided by Lippincott) and property insurance consulting services (provided by Marsh USA Inc. and Marsh INSCO LLC). The Committee reviews all fees for services related to executive and director compensation provided by Mercer to the Committee, as well as fees for compensation-related products and services provided to the Company. The Committee has no role in the engagement of Mercer or Mercer affiliates that provide products or services to the Company that are unrelated to compensation; however, the Committee reviews the fees for such products and services concurrently with its review of compensation-related fees paid to Mercer.

Fees paid to Mercer and its affiliates for services provided in 2014 related to executive and director compensation totaled $297,019. Fees paid to Mercer and its affiliates for other services provided in 2014 were as follows:

Compensation-related products and services	$127,559
Services unrelated to compensation	$712,071

Total other services	$839,630

The Committee also received and discussed with Mercer its letter to the Committee addressing factors relevant under the Securities Exchange Commission (“SEC”) and New York Stock Exchange rules in assessing Mercer’s independence from management and whether Mercer’s work for the Committee has raised any conflicts of interest, as well as Mercer’s belief that no conflict of interest exists and that it serves as an independent advisor to the Committee. The factors addressed included the extent of any business or personal relationships with any member of the Committee or any executive officer of the Company; Mercer and its affiliates’ provision of other services to the Company; the level of fees received from the Company as a percentage of total revenue of each of Mercer and Mercer’s parent company; the policies and procedures employed by Mercer to avoid conflicts of interest; and any ownership of Company stock by individuals employed by Mercer to advise the Committee. The Committee considered these factors before selecting or receiving advice from Mercer, and after considering these and other factors in their totality, no conflicts of interest with respect to Mercer’s advice were identified by the Committee.

In establishing compensation levels and awards for executive officers other than our CEO, the Committee takes into consideration the recommendations of Mercer and the Human Resources Department, evaluations by our CEO of each officer’s individual performance and Company performance. The Committee evaluates director compensation primarily on the basis of peer group data used for benchmarking director compensation provided by Mercer.

Compensation Components

Our executive compensation program includes the key elements as summarized in the following table:

Element	Design	Purpose	Key 2014 Actions
Base Salary	Fixed compensation component. Reviewed annually and adjusted as appropriate.	Intended to attract and retain executives with proven skills and leadership abilities that will enable us to be successful.	Each NEO received an increase to their base salary in the beginning of the year consistent with how the Company sets compensation as described beginning on page 46.
Annual Incentive Award	Variable, performance-based compensation component. Payable based on business results and individual performance.	Intended to motivate and reward executives for successful execution of strategic priorities.	Targets as a percentage of base salary were established at the beginning of 2014 for each NEO. No changes were made to the plan design from the previous year.
Long-Term Incentive Awards	Variable, performance-based compensation component. Typically granted annually as a combination of PSUs and stock options. The value of amounts actually earned depend on Company and stock price performance.	Intended to motivate and reward executives for long-term Company financial performance and enhanced long-term stockholder value by balancing compensation opportunity and risk, while encouraging sustained performance and retention.	Targets as a percentage of base salary were established at the beginning of 2014 for each NEO. The plan design remained consistent with the previous year.

The following charts illustrate the weighting of base salary, annual incentive awards and long-term incentive awards of target total direct compensation of our CEO and our NEOs:

Setting Compensation

The Committee’s annual compensation review for 2014 included an analysis of data, comparing the Company’s executive and director compensation levels against a peer group of publicly-held consumer products companies that we call the Compensation Peer Group. Mercer provides the Committee with advice, counsel and recommendations with respect to the composition of the peer group and competitive data used for benchmarking our compensation program. The Committee uses this and other information provided by Mercer to reach an independent recommendation regarding compensation to be paid to our CEO. The Committee’s final recommendation is then given to the independent directors of our Board for review and final approval.

Companies in the Compensation Peer Group used to benchmark executive and director pay levels for 2014 were:

Brown-Forman Corporation	Hillshire Brands
Campbell Soup Company	Hormel Foods Corporation
ConAgra Foods, Inc.	Kellogg Company
Constellation Brands, Inc.	Kraft Foods Group
Dean Foods Company	McCormick & Company, Inc.
Dr Pepper Snapple Group, Inc.	Molson Coors Brewing Company
Energizer Holdings, Inc.	The Clorox Company
General Mills, Inc.	The J. M. Smucker Company

The Committee selected these companies after reviewing publicly-held companies offering products/services similar to ours, with annual revenues within a range of approximately one-half to two times our annual revenue and market capitalization within a reasonable range of our market capitalization. The 2014 Compensation Peer Group was composed of companies with annual revenues ranging from $3.8 billion to $18.4 billion (measured as of the most recent fiscal year end) and market capitalization ranging from $1.8 billion to $31.3 billion (measured in the third quarter of 2013). Hershey’s 2012 annual revenue of $6.6 billion and third-quarter 2013 market capitalization of $20.6 billion were at the 55th and 86th percentiles, respectively. Except for Kraft Foods Group, all of the companies in our 2014 Compensation Peer Group were included in our 2013 Compensation Peer Group. H. J. Heinz Company and Ralcorp, included in 2013, were not included in the 2014 Compensation Peer Group due to acquisitions occurring in 2013.

Data from the 2014 Compensation Peer Group was supplemented by composite data from consumer products companies ranging in size from $4 billion to $15 billion in approximate annual sales. This information was included in three national surveys conducted by Aon Hewitt, Mercer and Towers Watson. The survey composite data provided us with broader, industry-specific information regarding pay levels at consumer products companies for our NEOs.

The Committee reviewed a report summarizing compensation levels at the 25th, 50th and 75th percentiles of the Compensation Peer Group and the survey composite data for positions comparable to those held by each of our NEOs. The Committee also reviewed a report comparing the target total cash compensation (base salary plus target annual incentive) and target total direct compensation (base salary plus target annual incentive plus target long-term incentive) for each of the NEOs against these benchmarks. For retention and competitive considerations, the Company targets each NEO’s total cash compensation and total direct compensation levels around the 50th percentile of the Compensation Peer Group data or survey composite data applicable to his or her position. The Committee’s final determinations with respect to base salary, target annual incentive compensation and target long-term incentive compensation reflect consideration of the Company’s and the NEO’s performance, internal comparisons and other factors the Committee deems appropriate. As a result of these factors, the target total cash compensation and target total direct compensation of our NEOs in 2014 was generally set around the medians.

During 2014, the Committee received detailed tally sheets prepared by management. Each tally sheet captures comprehensive compensation, benefits and stock ownership data. The tally sheets provide the Committee with a complete picture of each executive’s current and projected compensation and the amount of each element of compensation or other benefit the executive would receive in the event of voluntary or involuntary termination, retirement, disability, death, or upon change in control. The Committee considers this information, as well as the benchmark information, when making compensation decisions.

Base Salary

Base salary is the largest fixed component of our executive compensation program and is determined by considering the relative importance of the position, the competitive marketplace and the individual’s performance, responsibilities and experience. Salary reviews are generally conducted annually at the beginning of the year. Each NEO’s base salary is compared to internal and external references. Base salary adjustments, if any, are made after considering market references, Company performance against financial goals and individual performance. CEO performance is evaluated by the Committee and independent members of the Board. The CEO evaluates performance of his direct reports, including the NEOs, and reviews his recommendations for salary adjustments with the Committee prior to their approval of the base salary for each NEO. If a NEO has responsibility for a particular business unit, the business unit’s financial results also will be strongly considered.

On the basis of the foregoing considerations, the Committee, and all independent directors in the case of our CEO, approved base salaries for 2014 as follows:

Name	2014 Base Salary ($)	Increase from 2013 (%)
Mr. Bilbrey	1,160,000	3.1
Mr. Tacka	525,000	5.0
Mr. Alfonso	640,000	3.2
Ms. Buck	640,000	19.6
Mr. O’Day	565,000	4.4

See Column (c) of the Summary Compensation Table on page 58 for information regarding the base salary earned by each of our NEOs during 2014.

Annual Incentives

Our NEOs are eligible to receive an annual cash incentive under the One Hershey Incentive Program (“OHIP”), a program established under our EICP.

The OHIP links the NEO’s payout opportunity to measures he or she can affect most directly. For 2014, our CEO and all employees reporting directly to him, including the NEOs, had common financial objectives tied to total Company performance consistent with their responsibility to manage the entire Company. Total Company performance targets are established in the context of our announced expectations for financial performance, prior year results and market conditions.

For 2014, our NEOs were eligible to earn individual OHIP awards, expressed as a percentage of base salary, contingent upon attainment of Company and individual performance objectives. Each of the NEOs was eligible to receive an OHIP award based on the following target percentages:

Name	2014 Target One Hershey Incentive Program (% of Base Salary)

Mr. Bilbrey	130
Mr. Tacka	70
Mr. Alfonso	75
Ms. Buck	75
Mr. O’Day	65

In determining the target OHIP percentage for each of the NEOs, the Committee, and the independent directors in the case of our CEO, considered the value of target total cash compensation against market references. For each of the NEOs, in 2014 the target total cash compensation fell in the second and third quartiles of target total cash compensation for comparable positions.

In general, the final OHIP award is determined by multiplying the NEO’s base salary, the applicable target percentage and performance scores ranging from 0% to 200% based on Company and individual performance. The Company performance goals are established at the beginning of each year by the Committee. Individual performance goals also are established at that time. If performance scores exceed the target objectives, a NEO may receive an OHIP payout greater than his or her target award value. If performance scores are below the target objectives, the NEO’s OHIP payout will be below his or her target award value, subject to no award if performance is below threshold levels.

For NEOs in 2014, the weighting of Company financial performance metrics accounted for 65% of their target award under the program. The remaining 35% of their target award was based upon individual performance toward achievement of up to five individual performance goals focused on strategic priorities applicable to the NEO’s position, but tied to the overall Company’s top priorities for the year.

2014 OHIP Performance Targets and Results

The financial performance metrics for our NEOs’ OHIP awards reflected our pay-for-performance philosophy. The Company performance objectives for the 2014 OHIP participants centered on the following targets:

•	Consolidated net sales of $7.613 billion, a 6.5% increase from 2013;

•	Adjusted earnings per share-diluted of $4.10, a 10.2% increase from 2013; and

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Operating cash flow of $1.165 billion, a 6.3% increase from 2013. Operating cash flow is defined as the average of cash from operations less pension contributions and commodities hedging transactions, measured in five 12-month periods ending on the last day of fiscal year 2013 and each quarter of fiscal year 2014.

We achieved below-target performance in net sales and adjusted earnings per share-diluted and below-threshold performance in operating cash flow. Our financial performance during 2014 and the resulting financial performance scores for OHIP were as follows:

Metric	2014 Target ($)	2014 Actual(1) ($)	Target Award (%)	Performance Score (%)
Net Sales	7.613 billion	7.368 billion	50.00	26.01
Adjusted Earnings per Share-Diluted	4.10	3.98	40.00	18.68
Operating Cash Flow	1.165 billion	1.004 billion	10.00	0.00
Total One Hershey Incentive Program Company Score			100.00	44.69

(1)	Shanghai Golden Monkey results were excluded from the 2014 results as the acquisition was made in September 2014.

For 2014, 65% of the OHIP award for each NEO was based on the Company performance score of 44.69%. The remainder of the OHIP award was determined by individual performance ratings.

Following the close of 2014, the Committee provided the independent directors with an assessment and scoring of Mr. Bilbrey’s 2014 performance and achievement relative to his individual performance goals. The individual performance goals for Mr. Bilbrey centered on delivery of the Company’s financial goals, strategic leadership and portfolio and geographic expansion. Based upon the Company’s financial results, growth in key geographies and his leadership, the Committee recommended to the independent directors, and the independent directors agreed, that Mr. Bilbrey earned an individual performance rating of successful.

Mr. Tacka, Senior Vice President, Chief Financial Officer, had individual performance goals that included expanding the Company’s global financial capabilities and designing and implementing a finance approach to support the Company’s strategic plan. The individual performance goals for Mr. Alfonso, President, International, included business development across geographic regions and leadership of our international businesses. For Ms. Buck, President, North America, the individual performance goals centered on delivering the North America financial plan, expanding new consumer growth platforms and strategic leadership of our North American businesses. The individual performance goals for Mr. O’Day, Senior Vice President, Chief Supply Chain Officer, focused on expanding the international supply capability and capacity, delivering continuous improvement and cost-saving initiatives and driving supply chain innovation.

Mr. Bilbrey provided the Committee with his assessment and scoring of each NEO’s 2014 performance and achievement relative to their performance goals. Based upon the results for each of our NEOs, Mr. Bilbrey recommended, and the Committee agreed, that each of the NEO’s earned an individual performance rating of successful.

Based upon a 65% weight for the Company financial score of 44.69% of target and a 35% weight for their individual performance scores, our NEOs earned the following 2014 OHIP awards:

Name	Award Target (%)	Award Target(1) ($)	Company Financial Performance Score (65% Weighting) (%)	Individual Performance Score (35% Weighting) (%)	Combined Percent of Target Earned (%)	2014 OHIP Award ($)
Mr. Bilbrey	130	1,507,650	44.69	110	67.55	1,018,395
Mr. Tacka	70	371,606	44.69	100	64.05	238,008
Mr. Alfonso	75	479,885	44.69	100	64.05	307,359
Ms. Buck	75	479,396	44.69	100	64.05	307,046
Mr. O’Day	65	367,130	44.69	90	60.55	222,292

(1)	Except for Mr. Tacka, target award is based upon actual salary received in 2014; Mr. Tacka’s target award is based upon earnings through December 31, 2014.

The 2014 OHIP payments are included in Column (g) of the 2014 Summary Compensation Table for each NEO.

Long-Term Incentives

We provide long-term incentive opportunities to motivate, retain and reward our NEOs for their contributions to multi-year performance in achieving strategies and improving long-term share value. In February of each year, the Committee awards long-term incentive grants, including PSUs and stock options, to our NEOs.

The Committee, and the independent directors in the case of our CEO, determines the value of long-term incentive awards made to each NEO by considering the NEO’s target total direct compensation against internal and external references. The target award percentages approved in February 2014, expressed as a percentage of base salary, were:

Name	Target Long-Term Incentive Award (% of Salary)
Mr. Bilbrey	475
Mr. Tacka	160
Mr. Alfonso	210
Ms. Buck	210
Mr. O’Day	170

The Committee values PSUs using the average of the daily closing prices of the Company’s Common Stock on the New York Stock Exchange (“NYSE”) in the December preceding the start of the performance cycle. The Committee values stock options using the value of the stock options at the date of grant as determined for financial reporting purposes (the Black-Scholes value). Overall, after taking into account the long-term incentive awards made in 2014, the target total direct compensation of our NEOs was aligned with the median of total direct compensation for the comparable positions in the Compensation Peer Group and survey composite data.

Performance Stock Unit Targets and Results

PSUs are granted to NEOs and other executives in a position to affect the Company’s long-term results. At the start of each three-year cycle, a contingent target number of PSUs is established for each executive. This target is expressed as a percentage of the executive’s base salary and is determined as part of a total compensation package based on the applicable Compensation Peer Group and survey composite benchmarks. The PSU award generally represents approximately one-half of the recipient’s long-term incentive compensation target award. Dividends are not paid on PSU awards during the three-year performance cycle.

The performance objectives for the 2012-2014 performance cycle awarded in 2012 were based upon the following metrics:

•	Three-year relative TSR versus the Financial Peer Group described below;

•	Three-year compound annual growth rate (“CAGR”) in organic net sales outside the United States and Canada;

•	Three-year CAGR in adjusted earnings per share-diluted measured against an internal target; and

•	Annual (as opposed to three-year) growth in adjusted earnings per share-diluted measured against an internal target for each year of the three-year performance cycle.

The Committee selected these metrics to measure performance against internal targets aligned with our stockholders’ interests and investment returns offered by our peer companies. The Committee selected 10 food, beverage and consumer products companies with a median revenue of $8.2 billion for use in assessing our Company’s 2012-2014 TSR. We refer to these companies as our Financial Peer Group. The Financial Peer Group is a high-performing group of companies with whom we compete for investors in the food and beverage industry.

Companies included in the Financial Peer Group for the 2012-2014 PSU cycle award were:

Campbell Soup Company	Hormel Foods Corporation
ConAgra Foods, Inc.	Kellogg Company
Dean Foods Company	McCormick & Company, Inc.
Dr Pepper Snapple Group, Inc.	Molson Coors Brewing Company
General Mills, Inc.	The J. M. Smucker Company

The Committee approves the annual adjusted earnings per share-diluted target for each year of the three-year performance cycle at the beginning of the performance year. The annual component allows the Committee to establish performance targets that reflect current business conditions, thus strengthening the link between pay and performance for each year of the three-year cycle. Payment of any amounts earned, including amounts based on the annual performance goals, will be made in shares of our Common Stock at the conclusion of the three-year performance cycle. The maximum award for any participant in a performance cycle is 250% of the contingent target award.

Targets and results for the 2012-2014 performance cycle and the Company’s TSR and financial performance during the three-year cycle were as follows:

Metric	Target		Actual Performance		Target Award Weighting (%)	Final Performance Score (%)
Total Shareholder Return	50th Percentile		60th Percentile		50.00	70.00
Three-year CAGR in Organic Net Sales Outside the United States and Canada	20.0% CAGR	(1)	15.1% CAGR	(1)	15.00	7.21
Three-year CAGR in Adjusted Earnings per Share-Diluted	8.1% CAGR	(1)	12.0% CAGR	(1)	15.00	37.50
2012 Adjusted Earnings per Share-Diluted	$3.10 (9.5% increase	)	$3.24 (14.5% increase	)	6.66	12.80
2013 Adjusted Earnings per Share-Diluted	$3.61 (11.4% increase	)	$3.72 (14.8% increase	)	6.67	11.16
2014 Adjusted Earnings per Share-Diluted	$4.10 (10.2% increase	(1) )	$3.98 (7.0% increase	(1) )	6.67	3.10
Total					100.00	141.77

(1)	Shanghai Golden Monkey results were excluded from the following metrics as the acquisition was made in September 2014:

•	Three-year CAGR organic net sales outside the United States and Canada;

•	Three-year CAGR in adjusted earnings per share-diluted; and

•	2014 adjusted earnings per share-diluted.

At the conclusion of each three-year and annual performance period, the Committee reviews the level of performance achieved and the percentage, if any, of the applicable portion of the target number of PSUs earned. In determining the final performance cycle score, negative adjustments may be made by the Committee to the Company’s performance score to take into account extraordinary or unusual items occurring during the period. No adjustments were made in determining the 141.77% performance score or the number of PSUs earned by our NEOs for the 2012-2014 performance cycle.

The performance metrics and weightings for the 2013-2015 and 2014-2016 performance cycles are the same as the 2012-2014 performance cycle. The actual Company results of $3.98 for the 2014 adjusted earnings per share-diluted reflected a 7% increase from 2013 but did not meet the 2014 target of $4.10. As a result, 3.10% of the final award was earned for this metric in the 2013-2015 and 2014-2016 performance cycles. These PSUs will be paid at the end of each of the applicable three-year performance cycles to participating executives who are entitled to payouts under the terms of the program.

See Column (e) of the 2014 Summary Compensation Table on page 58, Columns (f) through (h) of the 2014 Grants of Plan-Based Awards Table on page 60, Columns (i) and (j) of the Outstanding Equity Awards at 2014 Fiscal-Year End Table on page 61 and Columns (d) and (e) of the 2014 Option Exercises and Stock Vested Table on page 62 for more information about PSUs awarded to the NEOs.

Stock Options

Stock options are an important element of our long-term incentive program, enabling us to align the interests of NEOs with those of stockholders. In general, stock options are awarded annually to the Company’s executives as well as to other key managerial employees. Stock options entitle the holder to purchase a fixed number of shares of Common Stock at a set price during a specified period of time. The right to exercise the options is subject to a vesting schedule. Because stock options vest over time and only have value if the price of our Common Stock increases, they encourage efforts to enhance long-term stockholder value.

The Committee sets guidelines for the value of stock options to be awarded based on competitive compensation data. The stock option award represents approximately one-half of the NEO’s long-term incentive compensation target award. In 2014, the target number of stock options awarded to each NEO was determined by multiplying the NEO’s base salary by one-half of his or her target long-term incentive award percentage divided by the Black-Scholes value of each option on the grant date. The Black-Scholes option-pricing model is described in Note 10 to the Consolidated Financial Statements contained in the 2014 Annual Report on Form 10-K that accompanies this Proxy Statement. The actual number of options awarded may vary from the target level based on each NEO’s individual performance evaluation.

Stock options vest in equal increments over four years and have a 10-year term. As required by the EICP, the options have an exercise price equal to the closing market price of the Common Stock on the NYSE on the date of the award.

See Column (f) of the 2014 Summary Compensation Table, Columns (j) through (l) of the 2014 Grants of Plan-Based Awards Table, Columns (b) through (f) of the Outstanding Equity Awards at 2014 Fiscal-Year End Table and Columns (b) and (c) of the 2014 Option Exercises and Stock Vested Table for more information on stock options awarded to the NEOs.

Restricted Stock Units

The Committee awards Restricted Stock Units (“RSUs”) to NEOs and other executives from time to time as special incentives. RSUs also are awarded by the Committee to replace compensation forfeited by newly-hired NEOs and by the CEO to employees other than executive officers from the RSU pool described below. In 2014, the Committee did not grant RSU awards to any of the NEOs.

Equity Pools

To ensure flexibility in providing awards for recruitment, retention, performance recognition or in conjunction with a promotion, the Committee is authorized under the EICP to establish a stock option pool, a RSU pool and a separate CEO discretionary equity pool for use by our CEO for such purposes. The pools are available for approximately 12 months from the date created. The Committee determines whether to establish any or all of these pools annually. Options and RSUs remaining in any pool at the end of the period do not carry over to pools established for a subsequent period. The CEO may not make discretionary awards from any pool to the NEOs. Stock option and RSU awards from the CEO pools, as well as awards from the CEO discretionary equity pool, are made monthly according to an annually pre-determined schedule. The exercise price for the options is based on the closing price of our Common Stock on the date of the award.

Perquisites

Executive perquisites are kept by the Committee to a minimal level relative to a NEOs total compensation and do not play a significant role in our executive compensation program. The perquisites that we provide, including personal use of Company aircraft, security services for our CEO, and financial counseling and tax preparation reimbursement, are of the type that we believe promote the efficiency, effectiveness and focus of our NEOs in the performance of their duties. See the footnotes to Column (i) of the 2014 Summary Compensation Table for information regarding the perquisites received by our NEOs.

Our CEO and the other NEOs are eligible to participate in our Gift Matching Program on the same basis as other employees, retirees or their spouses. Through the Gift Matching Program, we match contributions made to one or more accredited colleges or universities on a dollar-for-dollar basis up to a maximum aggregate contribution of $5,000 per employee annually. These matching contributions are not considered compensation and are not included in Column (i) of the 2014 Summary Compensation Table.

Retirement Plans

NEOs participate in our tax-qualified defined benefit pension plan (“pension plan”) and tax-qualified defined contribution 401(k) plan (“401(k) plan”) on the same basis as other salaried employees of the Company. Internal Revenue Code (“IRC”) regulations do not permit the Company to use base salary and other compensation paid above certain limits to determine the benefits earned by the NEOs under tax-qualified plans. The Company maintains a defined benefit Supplemental Executive Retirement Plan (“DB SERP”), a defined contribution Supplemental Executive Retirement Plan (“DC SERP”), a defined benefit Compensation Limit Replacement Plan (“CLRP”) and a Deferred Compensation Plan to provide these and additional benefits that are comparable to those offered by our peers. Under the provisions of the Deferred Compensation Plan, our NEOs may elect to defer payments from the DB SERP, DC SERP, CLRP, OHIP, PSU and RSU awards, but not stock options.

The DB SERP was closed to new participants in 2006. No new participants have been or will be added to the DB SERP. NEOs and other senior executives reporting to the CEO not eligible for the DB SERP are considered by the Committee for participation in the DC SERP. In comparison, the DC SERP typically yields a lower benefit than the DB SERP upon retirement. NEOs eligible for the Company’s pension plan who are not eligible for the DB SERP, participate in the CLRP. The Company believes that the DB SERP, DC SERP, CLRP and Deferred Compensation Plan help, in the aggregate, to attract and retain executive talent, as similar plans are often components of the executive compensation programs within our Compensation Peer Group. The DC SERP was established as part of our Deferred Compensation Plan and is not a separate plan.

See the 2014 Pension Benefits Table and accompanying narrative beginning on page 63 and the 2014 Non-Qualified Deferred Compensation Table and accompanying narrative beginning on page 64 for more information regarding the DB SERP, DC SERP, CLRP and other retirement benefits.

Employment Agreements

We have not entered into employment agreements with any NEO, except for Mr. Bilbrey, our President and CEO.

The Company entered into an employment agreement with Mr. Bilbrey in August 2012, which provides for Mr. Bilbrey’s continued employment as President and CEO and as a member of the Board of Directors. The employment agreement does not have a specified term; Mr. Bilbrey’s employment is on an at-will basis. In the event Mr. Bilbrey’s employment is terminated by the Company without Cause or he resigns for Good Reason (in each case as defined in the employment agreement), Mr. Bilbrey will be entitled to certain severance benefits. In the event of his termination after a change in control, Mr. Bilbrey will be eligible to receive benefits under the Executive Benefits Protection Plan (Group 3A) (“EBPP 3A”). He is not entitled to an excise tax gross-up. The employment agreement subjects Mr. Bilbrey to certain non-competition and non-

solicitation covenants under the ECRCA and to compensation recovery (clawback) to the extent required by applicable law and regulations.

See the discussion beginning on page 66 for information regarding the payments Mr. Bilbrey would receive in the event of termination or a change in control.

Severance and Change in Control Plans

All of the NEOs are covered by our EBPP 3A. The EBPP 3A is intended to help us attract and retain executive talent and maintain a stable work environment in the event of activity that could potentially result in a Change in Control. The severance protection provided under EBPP 3A upon a Change in Control is a “double trigger.” The terms of the plan generally provide that a covered NEO whose employment with the Company terminates in qualifying circumstances within two years after a Change in Control of the Company is entitled to certain severance payments and benefits. The EBPP 3A also provides severance benefits in the event of involuntary termination without Cause unrelated to a Change in Control or voluntary termination for Good Reason within two years after election of a new CEO. Change in Control, Cause and Good Reason are defined in the EBPP 3A.

See the discussion beginning on page 66 for information regarding the payments that would be due to our NEOs under that EBPP 3A in the event of an applicable termination of employment or a Change in Control.

Compensation Policies and Practices

Clawbacks

In 2008, the Company initiated the execution of the ECRCA by executive officers as a condition for the receipt of long-term incentive awards and, for new executive officers, also as a condition of employment. In 2013, the Company expanded the ECRCA to include certain employees along with executive officers. As is the case with the executive officers, these employees are required to enter into the ECRCA as a condition of the receipt of long-term incentive awards, and, for new employees, also as a condition of employment.

The purpose of the ECRCA is to protect the Company and further align the executive officer with the Company. The terms of the ECRCA prohibit the executive from misusing or disclosing the Company’s confidential information, competing with the Company in specific categories for a period of 12 months following separation from employment, recruiting or soliciting the Company’s employees, or disparaging the Company’s reputation in any way. For those officers or employees based outside the U.S., the restrictive covenants and terms may be modified to comply with local laws.

Failure to comply with the provisions of the ECRCA may result in cancellation of the unvested portion of PSU and RSU awards, cancellation of any unexercised stock options and a requirement for repayment of amounts received from equity awards during the last year of employment, as well as any amounts received from the DB SERP or DC SERP.

Tax Considerations

The anticipated cost of the various components of executive compensation is also a factor in the Committee’s deliberations. Section 162(m) of the IRC may limit the Company’s ability to deduct certain compensation in excess of $1 million paid to our CEO or to our other NEOs who are employed on the last day of the fiscal year (other than officers who served as CFO during the year). This limitation does not apply to compensation that qualifies as “performance-based” under applicable Internal Revenue Service (“IRS”) regulations or that is paid after termination of employment. The Committee has considered the effect of Section 162(m) of the IRC on the Company’s executive compensation program. The Committee exercises discretion in setting base salaries, structuring incentive compensation awards and in determining payments in relation to levels of achievement of performance goals. The Committee believes that the total compensation program for NEOs should be managed in accordance with the objectives outlined in the Company’s compensation philosophy and in the best overall interests of the Company’s stockholders. Accordingly, compensation paid by the Company may not be deductible because such compensation exceeds the limitations, or does not meet the “performance-based” or other requirements, for deductibility under Section 162(m) of the IRC.

Section 409A of the IRC specifies certain rules and limitations regarding the operation of our Deferred Compensation Plan and other retirement programs. Failure to comply with these rules could subject participants in those plans and programs to additional income tax and interest penalties. We believe our plans and programs comply with Section 409A of the IRC.

Stock Ownership Guidelines

The Committee believes that requiring NEOs and other executive officers to hold significant amounts of our Common Stock strengthens their alignment with the interest of our stockholders and promotes achievement of long-term business objectives. Our executive stock ownership policy has been in place for more than 20 years. The Committee reviews ownership requirements annually to ensure they are aligned with external market comparisons.

Executives with stock ownership requirements have five years from their initial election to their position to accumulate and hold the minimum number of shares required. For purposes of this requirement, “shares” include shares of our Common Stock that are owned by the executive, unvested time-based RSUs, PSUs earned for the annual segments of open performance cycles, as well as vested RSUs and PSUs that have been deferred by the executive as Common Stock units under our Deferred Compensation Plan. It is anticipated that executives will hold a significant number of the shares earned from PSU and RSU awards and the exercise of stock options to satisfy their obligations. Minimum stockholding requirements for the CEO and the other NEOs are as follows:

Position	Stock Ownership Level
CEO	5 times base salary
CFO and other NEOs	3 times base salary

The dollar value of shares which must be acquired and held equals a multiple of the individual executive’s base salary. Stock holding requirements are updated whenever a change in base salary occurs. Failure to reach the minimum within the five-year period results in a notification letter to the executive, with a copy to the CEO, and a requirement that future stock option exercises and PSU payments be settled by retaining at least 50% of the shares of Common Stock received until the minimum ownership level is attained. The Committee receives an annual summary of each individual executive’s ownership status to monitor compliance.

As of February 27, 2015, the Record Date for the 2015 Annual Meeting of Stockholders, all of the NEOs exceeded their ownership requirements.

COMPENSATION COMMITTEE REPORT

To Our Stockholders:

We have reviewed and discussed with management the Compensation Discussion & Analysis, beginning on page 40. Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.

Submitted by the Compensation and Executive Organization Committee of the Board of Directors:

Robert F. Cavanaugh, Chair

Mary Kay Haben

Robert M. Malcolm

Anthony J. Palmer

David L. Shedlarz

The independent members of the Board of Directors who are not members of the Compensation and Executive Organization Committee join in the Compensation Committee Report with respect to the approval of Mr. Bilbrey’s compensation.

Pamela M. Arway

Charles A. Davis

James M. Mead

James E. Nevels

Thomas J. Ridge

2014 Summary Compensation Table

The following table and accompanying footnotes provide information regarding compensation earned, held by, or paid to, individuals holding the positions of Chief (Principal) Executive Officer and Chief (Principal) Financial Officer during 2014 and the three most highly compensated of our other executive officers, our NEOs. The following table provides information with respect to 2014, as well as 2013 and 2012 compensation where required. Because Mr. Tacka was not a NEO in the Company’s 2012 Proxy Statement, the information for his 2012 compensation is not required to be included in the table.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non- Equity Incentive Plan Compen- sation(5) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(6) ($)	All Other Compen- sation(7) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mr. Bilbrey	2014	1,164,462	—	3,947,534	4,123,889	1,018,395	7,293,845	229,276	17,777,401
President and CEO	2013	1,129,327	—	3,572,564	3,037,501	2,526,686	3,299,185	260,423	13,825,686
	2012	1,095,999	—	2,817,355	2,183,606	2,187,876	3,839,163	165,651	12,289,650
Mr. Tacka	2014	527,020	—	583,868	420,097	238,008	1,681,582	51,245	3,501,820
Senior Vice President, CFO	2013	454,235	—	518,886	375,083	439,178	—	40,607	1,827,989
Mr. Alfonso	2014	642,462	—	976,633	1,008,038	307,359	68,495	246,478	3,249,465
President, International	2013	622,385	—	941,184	651,063	762,666	37,747	233,294	3,248,339
	2012	602,308	—	798,084	630,010	664,843	51,897	204,310	2,951,452
Ms. Buck	2014	642,461	—	944,845	1,008,038	307,046	1,312,980	69,596	4,284,966
President, North America	2013	537,359	—	723,678	610,254	658,414	195,971	65,615	2,791,291
	2012	506,942	—	591,344	575,728	559,577	762,787	51,878	3,048,256
Mr. O’Day	2014	567,172	—	695,571	576,407	222,292	—	231,604	2,293,046
Senior Vice President, Chief Supply Chain Officer	2013	543,081	—	679,791	551,853	545,957	—	222,152	2,542,834
	2012	516,981	—	574,359	525,342	523,860	—	205,849	2,346,391

(1)	Column (c) reflects base salary earned, on an accrual basis, for the years indicated and includes IRC Section 125 deductions pursuant to The Hershey Company Flexible Benefits Plan and amounts deferred by the NEOs in accordance with the provisions of the 401(k) plan.

(2)	Column (d) indicates that no discretionary bonuses were paid to the NEOs in 2014, 2013 or 2012.

(3)	Column (e) shows the aggregate grant date fair value of contingent target PSU awards granted to the NEOs in the years indicated. The assumptions used to determine the grant date fair value of awards listed in Column (e) are set forth in Note 10 to the Company’s Consolidated Financial Statements included in our 2014 Annual Report on From 10-K that accompanies this Proxy Statement. The amounts in Column (e) do not reflect the value of shares actually received or which may be received in the future with respect to such awards.

For 2014, the amount shown in Column (e) includes the aggregate grant date fair value of contingent target PSU awards for the 2014-2016 performance cycle and the 2014 adjusted earnings per share-diluted component of the 2013-2015 and 2012-2014 performance cycles.

The number of the contingent target PSUs awarded in 2014 to each NEO is shown on the 2014 Grants of Plan-Based Awards Table in Column (g). Assuming the highest level of performance is achieved for each of the PSU awards included in Column (e), the value of the awards at grant date for each of the NEOs would be as follows:

Name	Year	Maximum Value at Grant Date ($)
Mr. Bilbrey	2014	7,858,523
	2013	7,736,858
	2012	6,560,267
Mr. Tacka	2014	1,153,692
	2013	1,113,915
Mr. Alfonso	2014	1,952,101
	2013	2,044,942
	2012	1,855,291
Ms. Buck	2014	1,872,631
	2013	1,568,234
	2012	1,372,127
Mr. O’Day	2014	1,389,453
	2013	1,481,029
	2012	1,338,904

(4)	Column (f) presents the grant date fair value of stock options awarded the NEOs for the years indicated and does not reflect the value of shares actually received or which may be received in the future with respect to such stock options. The assumptions we made to determine the value of these awards are set forth in Note 10 to the Company’s Consolidated Financial Statements included in our 2014 Annual Report on Form 10-K that accompanies this Proxy Statement. The number of stock options awarded to each NEO during 2014 appears in Column (j) of the 2014 Grants of Plan-Based Awards Table.

(5)	Except for Mr. Tacka, Column (g) reflects the OHIP payments to each NEO based upon actual salary received in 2014; Mr. Tacka’s OHIP payment was based upon earnings through December 31, 2014.

(6)	Column (h) reflects the aggregate change in the actuarial present value of the NEO’s retirement benefit under the Company’s pension plan, the CLRP, and the DB SERP. The change in value calculation uses the same discount rate and mortality rate assumptions as the 2013 and 2014 audited financial statements, as applicable, and measures the change in value between the pension plan measurement date in the 2013 and 2014 audited financial statements. A lower discount rate and the adoption of new mortality tables drove the significant change in value in 2014. The amounts in Column (h) do not reflect amounts paid or that might be paid to the NEO.

Messrs. Alfonso and O’Day participate in the DC SERP rather than the DB SERP. The DC SERP is established under the Company’s Deferred Compensation Plan. DC SERP contributions for Messrs. Alfonso and O’Day are included in Column (i) as listed in footnote 7 below.

The NEOs also participate in our non-qualified, non-funded Deferred Compensation Plan under which deferred amounts are credited with notional earnings based on the performance of one or more third-party investment options available to all participants in our 401(k) plan. No portion of the notional earnings credited during 2014 was “above market” or “preferential.” Consequently, no Deferred Compensation Plan earnings are included in amounts reported in Column (h) above. See the 2014 Pension Benefits Table and the 2014 Non-Qualified Deferred Compensation Table for more information on the benefits payable under the pension plan, DB SERP, CLRP and Deferred Compensation Plan to the NEOs.

(7)	All other compensation includes amounts as described below:

		Retirement Income						Perquisites and Other Benefits
Name	Year	Supple- mental 401(k) Match ($)	401(k) Match ($)	Supple- mental Retirement Contri- bution ($)	DC SERP Contribution ($)	Supple- mental Core Retirement Contri- bution ($)	Core Retirement Contri- bution(a) ($)	Personal Use of Company Aircraft(b) ($)	Security Services(c) ($)	Company- Paid Financial Counseling ($)	Reimburse- ment of Personal Tax Return Preparation Fee ($)
Mr. Bilbrey	2014	154,189	11,700	926	—	—	—	—	52,561	8,400	1,500
	2013	137,599	11,475	872	—	—	—	49,584	51,693	8,400	800
	2012	107,257	11,250	818	—	—	—	—	37,126	8,400	800
Mr. Tacka	2014	31,679	11,700	—	—	—	—	—	—	7,866	—
	2013	20,382	11,475	—	—	—	—	—	—	8,750	—
Mr. Alfonso	2014	51,413	11,700	—	175,314	—	—	—	—	6,551	1,500
	2013	46,339	11,475	—	160,596	—	—	—	—	14,084	800
	2012	40,830	11,250	—	144,667	—	—	—	—	7,563	—
Ms. Buck	2014	46,692	11,700	805	—	—	—	—	—	8,914	1,485
	2013	37,789	11,475	751	—	—	—	6,050	—	8,750	800
	2012	30,381	11,250	697	—	—	—	—	—	8,750	800
Mr. O’Day	2014	38,285	11,700	—	138,847	25,523	7,800	—	—	8,400	1,049
	2013	36,439	11,475	—	133,095	24,293	7,650	—	—	8,400	800
	2012	32,996	11,250	—	122,906	21,997	7,500	—	—	8,400	800

(a)	As are all new hires since January 1, 2007, Mr. O’Day is eligible to receive a contribution to his 401(k) plan account equal to 3% of base salary and OHIP up to the maximum amount permitted by the IRS. We call this contribution the Core Retirement Contribution. He also is eligible to receive a Supplemental Core Retirement Contribution equal to the amount by which the Core Retirement Contribution exceeds the IRS limit.

(b)	The value of any personal use of Company aircraft by the NEOs is based on the Company’s aggregate incremental per-flight hour cost for the aircraft used and flight time of the applicable flight. The incremental per-flight hour cost is calculated by reference to fuel, maintenance (labor and parts), crew, landing and parking expenses.

(c)	From time to time the Company provides security services for Mr. Bilbrey when the Company determines that conditions warrant such services for the safety and protection of Mr. Bilbrey and his family. The amount reported is the Company’s incremental cost for such services.

2014 Grants of Plan-Based Awards Table

The following table and explanatory footnotes provide information with regard to the potential cash award that each NEO had the opportunity to earn during 2014 under the OHIP, and with regard to PSUs and stock options awarded to each NEO during 2014. The amounts that were actually earned under the OHIP during 2014 by the NEOs are set forth in Column (g) of the 2014 Summary Compensation Table.

Name	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options(4) (#)	Exercise or Base Price of Option Awards(5) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)
		Thresh- old ($)	Target ($)	Maximum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Mr. Bilbrey	02/18/2014	5,277	1,507,650	3,015,300	246	29,666	74,165	—	191,275	105.96	8,071,423
Mr. Tacka	02/18/2014	1,286	371,606	743,212	36	4,355	10,888	—	19,485	105.96	1,003,965
Mr. Alfonso	02/18/2014	1,680	479,885	959,771	61	7,369	18,423	—	46,755	105.96	1,984,671
Ms. Buck	02/18/2014	1,678	479,396	958,792	59	7,069	17,673	—	46,755	105.96	1,952,883
Mr. O’Day	02/18/2014	1,285	367,130	734,260	44	5,245	13,113	—	26,735	105.96	1,271,978

(1)	Column (b) represents the grant date for PSUs reflected in Columns (f), (g) and (h) and the stock options listed in Column (j). All awards were made in accordance under the Company’s EICP.

(2)	Columns (c), (d) and (e) represent the threshold, target and maximum potential amounts that each NEO had the opportunity to earn based on the OHIP targets approved for the NEOs in February 2014. Except for Mr. Tacka, all amounts shown in Columns (c), (d) and (e) are based upon actual salary received in 2014. Amounts for Mr. Tacka are based upon earnings through December 31, 2014.

The threshold amount is the amount that would have been payable had the minimum score been achieved. The target amount is the amount that would have been payable had the business and individual performance scores been 100% on all metrics. The maximum amount is the amount that would have been payable had the maximum score been achieved on all metrics.

(3)	Columns (f), (g) and (h) represent the number of threshold, target and maximum potential PSUs for the 2014-2016 performance cycle and for the 2014 adjusted earnings per share-diluted component of the 2013-2015 and the 2012-2014 performance cycles.

Each PSU represents the value of one share of our Common Stock. The number of PSUs earned for the 2014-2016 performance cycle will depend upon achievement against the metrics explained in the Compensation Discussion & Analysis under “Performance Stock Unit Targets and Results” beginning on page 51.

Payment, if any, will be made in shares of the Company’s Common Stock at the conclusion of the three-year performance cycle. The Committee will approve the targets for the annual adjusted earnings per share-diluted metrics at the beginning of each of the three years in the performance cycle. The minimum award as shown in Column (f) is the number of shares payable for achievement of the threshold level of performance on one of the metrics and the maximum award as shown in Column (h) is the number of shares payable for achievement of the maximum level of performance on all metrics.

As a result of his retirement, Mr. Tacka will receive a prorated portion of his 2013-2015 and 2014-2016 PSU awards based on the number of full calendar months he worked within the performance periods.

More information regarding PSUs and the 2014 awards can be found in the Compensation Discussion & Analysis and the Outstanding Equity Awards at 2014 Fiscal-Year End Table.

(4)	Column (j) represents the number of options awarded to each NEO, targeted as one-half of the executive’s long-term incentive target percentage times his or her 2014 base salary divided by the Black-Scholes value of $21.56 for each option. The Black-Scholes value is based on the $105.96 exercise price for these options determined as the closing price of the Company’s Common Stock on the award date. The actual number of options awarded varied from the target level based on the executive’s performance evaluation for 2014.

Stock option awards vest in 25% increments over four years and have a 10-year term. Information on the treatment of stock options upon retirement, death, disability, termination, or Change in Control can be found in Potential Payments upon Termination or Change in Control beginning on page 66.

(5)	Column (k) presents the exercise price for each option award based upon the closing price of the Company’s Common Stock on the NYSE on the award date shown in Column (b).

(6)	Column (l) presents the aggregate grant date fair value of the target number of PSUs reported in Column (g) and the stock options reported in Column (j) as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in determining these amounts are set forth in Note 10 to the Company’s Consolidated Financial Statements included in our 2014 Annual Report on Form 10-K that accompanies this Proxy Statement.

Outstanding Equity Awards at 2014 Fiscal-Year End Table

The following table provides information regarding unexercised stock options and unvested stock awards held by our NEOs as of December 31, 2014:

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options- Exercisable(2) (#)	Number of Securities Underlying Unexercised Options- Unexercisable(3) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mr. Bilbrey	—	191,275	—	105.96	02/17/2024	—	—	28,750	2,987,988
	52,661	157,984	—	81.73	02/18/2023	—	—	86,750	9,015,928
	103,685	103,685	—	60.68	02/20/2022	—	—	—	—
	53,456	17,819	—	55.48	05/17/2021	—	—	—	—
	—	25,328	—	51.42	02/21/2021	—	—	—	—
Total	209,802	496,091	—	—	—	—	—	115,500	12,003,915
Mr. Tacka	—	19,485	—	105.96	02/17/2024	—	—	4,375	454,694
	2,396	7,189	—	90.71	07/09/2023	—	—	12,938	1,344,594
	3,510	10,530	—	81.73	02/18/2023	—	—	—	—
	9,335	9,335	—	60.68	02/20/2022	—	—	—	—
	14,385	4,795	—	51.42	02/21/2021	—	—	—	—
Total	29,626	51,334	—	—	—	—	—	17,313	1,799,288
Mr. Alfonso	—	46,755	—	105.96	02/17/2024	—	—	7,000	727,510
	11,287	33,863	—	81.73	02/18/2023	—	—	22,375	2,325,434
	29,915	29,915	—	60.68	02/20/2022	—	—	—	—
	37,991	12,664	—	51.42	02/21/2021	—	—	—	—
	71,530	—	—	39.26	02/22/2020	—	—	—	—
	60,000	—	—	34.89	02/16/2019	—	—	—	—
Total	210,723	123,197	—	—	—	—	—	29,375	3,052,944
Ms. Buck	—	46,755	—	105.96	02/17/2024	—	—	7,000	727,510
	10,580	31,740	—	81.73	02/18/2023	—	—	17,500	1,818,775
	13,669	27,338	—	60.68	02/20/2022	—	—	—	—
	—	10,369	—	51.42	02/21/2021	—	—	—	—
Total	24,249	116,202	—	—	—	—	—	24,500	2,546,285
Mr. O’Day	—	26,735	—	105.96	02/17/2024	—	—	5,000	519,650
	9,567	28,703	—	81.73	02/18/2023	—	—	15,875	1,649,889
	24,945	24,945	—	60.68	02/20/2022	—	—	—	—
	37,781	12,594	—	51.42	02/21/2021	—	—	—	—
Total	72,293	92,977	—	—	—	—	—	20,875	2,169,539

(1)	Columns (b) through (f) represent information about stock options awarded to each NEO under the EICP. Stock option awards vest in 25% increments over four years and have a ten-year term. Information on the treatment of stock options upon retirement, death, disability, termination, or Change in Control can be found in Potential Payments upon Termination or Change in Control beginning on page 66.

(2)	Options listed in Column (b) are vested and may be exercised by the NEO at any time subject to the terms of the stock option.

(3)	Options listed in Column (c) were not vested as of December 31, 2014. The following table provides information with respect to the dates on which these options are scheduled to vest, subject to continued employment (or retirement, death or disability), prorating in the event of severance and possible acceleration in the event of a Change in Control:

Grant Date	Future Vesting Dates	Number of Options Vesting
		Mr. Bilbrey	Mr. Tacka(a)	Mr. Alfonso	Ms. Buck	Mr. O’Day
02/18/2014	02/18/2015	47,818	—	11,688	11,688	6,683
	02/18/2016	47,819	—	11,689	11,689	6,684
	02/18/2017	47,819	—	11,689	11,689	6,684
	02/18/2018	47,819	—	11,689	11,689	6,684
02/19/2013	02/19/2015	52,661	—	11,288	10,580	9,568
	02/19/2016	52,661	—	11,287	10,580	9,567
	02/19/2017	52,662	—	11,288	10,580	9,568
02/21/2012	02/21/2015	51,842	—	14,957	13,669	12,472
	02/21/2016	51,843	—	14,958	13,669	12,473
05/18/2011	05/18/2015	17,819	—	—	—	—
02/22/2011	02/22/2015	25,328	4,795	12,6641	10,369	12,594
Total per NEO		496,091	4,795	123,197	116,202	92,977

(a)	Based on the applicable terms of the stock option award agreements, options granted to Mr. Tacka after April 28, 2011 vested immediately on January 1, 2015 due to his retirement, while options granted to him prior to April 28, 2011 will continue to vest as scheduled.

(4)	Based on progress to date against goals, the first number in Column (i) for each NEO is the target number of PSUs potentially payable for the 2014-2016 performance cycle ending on December 31, 2016 and the second number in Column (i) for each NEO is the maximum number of PSUs potentially payable for the 2013-2015 performance cycle ending on December 31, 2015, which is 250% of target. The actual number of PSUs earned, if any, will be determined at the end of each performance cycle and may be fewer or more than the number reflected in Column (i). As a result of his retirement, Mr. Tacka’s PSU awards will be prorated based on the number of full calendar months he worked within each performance cycle.

(5)	Column (j) contains the value of PSUs reported in Column (i) using the $103.93 closing price per share of our Common Stock on the NYSE on December 31, 2014.

2014 Option Exercises and Stock Vested Table

The following table and explanatory footnotes provide information with regard to amounts paid to or received by our NEOs during 2014 as a result of the exercise of stock options or the vesting of stock awards:

Name	Options Awards(1)		Stock Awards(2)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Mr. Bilbrey	102,615	5,883,534	51,883	5,494,929
Mr. Tacka	24,641	1,394,734	4,678	495,447
	—	—	250(3)	26,680
Mr. Alfonso	70,710	4,338,235	15,026	1,591,404
Ms. Buck	36,181	2,029,189	11,413	1,208,751
Mr. O’Day	19,833	1,353,012	10,420	1,103,582

(1)	Column (b) represents the number of stock options exercised by each NEO during 2014, and Column (c) represents the market value at the time of exercise of the shares purchased less the exercise price paid.

(2)

Column (d) includes the number of PSUs earned from the 2012-2014 performance cycle that ended on December 31, 2014, as determined by the Committee, or, in the case of Mr. Bilbrey, determined by the independent members of our Board. The results of the 2012-2014 performance cycle exceeded the financial targets established at the start of the performance cycle. The awards included in Column (d) reflect payment at 141.77% of target. All of the NEOs received payment of the award in

Common Stock in February 2015. In accordance with the terms of the PSU award, each PSU represents one share of our Common Stock valued in Column (e) at $105.91, the closing price of our Common Stock on the NYSE on February 17, 2015, the date the Committee approved the PSU payment.

(3)	For Mr. Tacka, Column (d) includes 250 RSUs that distributed in 2014 from a 2011 award and Column (e) includes the value of the RSUs at vesting on February 9, 2014 and cash credits equivalent to dividends accrued during the vesting period.

2014 Pension Benefits Table

Each of the NEOs, with the exception of Mr. O’Day, is a participant in our pension plan and is fully vested in his or her benefit under that plan. Messrs. Bilbrey, Tacka and Ms. Buck are eligible to participate in our non-qualified DB SERP. No benefit is payable under the DB SERP if the executive officer terminates employment prior to age 55 or if he or she does not have five years of service with the Company. As of December 31, 2014, Messrs. Bilbrey and Tacka had attained age 55 with five years of service and Mr. Tacka elected to retire at the end of 2014.

The combination of the pension and DB SERP plans were designed to provide a benefit upon retirement at or after reaching age 60 based on a joint and survivor annuity equal to 55% of final average compensation for an executive with 15 or more years of service (reduced pro rata for each year of service under 15). Effective January 1, 2007, the benefit payable under the DB SERP to an executive who was age 50 or over as of January 1, 2007, was reduced by 10%, and the benefit payable to an executive who had not attained age 50 as of January 1, 2007, was reduced by 20%. The benefit payable to Mr. Bilbrey was reduced by 10% and the benefit payable to Ms. Buck was reduced by 20%. In connection with his promotion to CFO in May 2013, a 2007 arrangement exempting Mr. Tacka’s benefit from the 10% reduction was extended through Mr. Tacka’s retirement. The exemption had been scheduled to expire in September 2013.

Final average compensation is calculated as the sum of (i) the average of the highest three calendar years of base salary paid over the last five years of employment with the Company and (ii) the average of the highest three OHIP awards, paid or deferred, for the last five years of employment with the Company. The benefit accrued under the DB SERP is payable upon retirement (subject to the provisions of Section 409A of the IRC) as a lump sum, a life annuity with 50% benefit continuation to the participant’s surviving spouse, or payment may be deferred in accordance with the provisions of the Company’s Deferred Compensation Plan. The lump sum is equal to the actuarial present value of the joint and survivor pension earned, reduced by the lump sum value of the benefits to be paid under the pension plan and the value of the executive’s Social Security benefits. If the executive terminates employment after age 55 but before age 60, the benefit is reduced for early retirement at a rate of 5% per year for the period until the executive would have turned 60.

The CLRP provides eligible participants the defined benefit he or she would have earned under our pension plan were it not for the legal limitation on compensation used to determine benefits. An executive who is a participant in the DB SERP is not eligible to participate in the CLRP unless he or she (i) ceases to be designated by the Committee as eligible to participate in the DB SERP prior to his or her termination of employment with the Company or (ii) has his or her employment involuntarily terminated by the Company other than for Cause prior to vesting in the DB SERP. NEOs meeting these criteria become eligible to participate in the CLRP and receive a benefit for all years in which they would have been a participant of the CLRP had they not been designated by the Committee to be eligible for the DB SERP.

For executives who are eligible for both the DC SERP, as described under 2014 Non-Qualified Deferred Compensation, and the pension plan, the additional credit under the CLRP is limited to 3% of eligible earnings less the IRS annual limitation on compensation. Mr. Alfonso is the only NEO eligible for the CLRP. Upon separation, benefits under the CLRP are payable in a single lump sum or may be deferred into the Deferred Compensation Plan. A participant is eligible for his or her CLRP benefit upon separation from service (subject to the provisions of Section 409A of the IRC) after five years of service or attaining age 55 (unless the participant is terminated for Cause). Payment is also made to the estate of a participant who dies prior to separation from service. Participants who become disabled are 100% vested in their benefit and continue to accrue additional benefits for up to two additional years.

The following table and explanatory footnotes provide information regarding the present value of benefits accrued under the pension plan, as applicable, and the DB SERP or CLRP for each NEO as of December 31, 2014. The amounts shown for the DB SERP reflect the reduction for the present value of the benefits under the pension plan and Social Security benefits.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Mr. Bilbrey	Pension Plan DB SERP	11 11	149,596 19,579,866	— —
Mr. Tacka	Pension Plan DB SERP	41 41	1,012,275 6,292,962	— —
Mr. Alfonso	Pension Plan CLRP	8 8	77,480 202,398	— —
Ms. Buck	Pension Plan DB SERP	10 10	111,433 4,017,997	— —
Mr. O’Day	—	—	—	—

(1)	These amounts have been calculated using discount rate, mortality and other assumptions consistent with those used for financial reporting purposes as set forth in Note 9 to the Company’s Consolidated Financial Statements included in our 2014 Annual Report on Form 10-K which accompanies this Proxy Statement. The actual payments would differ due to plan assumptions. The estimated vested DB SERP benefit as of December 31, 2014 for Mr. Bilbrey was $18,209,268. The amount to which Mr. Tacka was entitled in connection with his retirement on December 31, 2014 was $1,037,148 for the pension plan and $5,649,499 for the DB SERP. The amounts are based on final average compensation of each eligible executive officer under the terms of the DB SERP as of December 31, 2014 as shown below:

Name	Final Average Compensation ($)
Mr. Bilbrey	3,211,020
Mr. Tacka	781,569
Mr. Alfonso	—
Ms. Buck	1,131,798
Mr. O’Day	—

2014 Non-Qualified Deferred Compensation Table

Our NEOs are eligible to participate in the Company’s Deferred Compensation Plan. The Deferred Compensation Plan is a non-qualified, non-funded plan that permits participants to defer compensation that would otherwise be paid to them currently. The Deferred Compensation Plan is intended to secure the goodwill and loyalty of participants by enabling them to defer compensation when the participants deem it beneficial to do so and by providing a vehicle for the Company to provide, on a non-qualified basis, contributions that could not be made on the participants’ behalf to the 401(k) plan. The Company credits the Deferred Compensation Plan with a specified percentage of compensation for NEOs participating in the non-qualified DC SERP.

Our NEOs may elect to defer payments to be received from the DB SERP, DC SERP, CLRP, OHIP, PSU and RSU awards, but not stock options. Amounts deferred are fully vested and are credited to the individual’s account under the Deferred Compensation Plan. Participants elect to receive payment at termination of employment or some other future date. DB SERP and CLRP payments designated for deferral into the Deferred Compensation Plan are not credited as earned but are credited in full upon the participant’s retirement.

Payments are distributed in a lump sum or in annual installments for up to 15 years. All amounts are payable in a lump sum following a Change in Control. All elections and payments under the Deferred Compensation Plan are subject to compliance with Section 409A of the IRC which may limit elections and require a delay in payment of benefits in certain circumstances.

While deferred, amounts are credited with notional earnings as if they were invested by the participant in one or more investment options offered by the Deferred Compensation Plan. The investment options under the Deferred Compensation Plan consist of investment in a deferred common stock unit account that we value according to the performance of our Common Stock (for awards paid in stock) or in mutual funds or other investments available to participants in our 401(k) plan (for awards paid in cash). The participants’ accounts under the Deferred Compensation Plan fluctuate daily, depending upon performance of the investment options elected.

Effective January 1, 2007, we began crediting the deferred compensation accounts of all employees, including the NEOs, with the amount of employer matching contributions that exceed the limits established by the IRS for contribution to the 401(k) plan. These amounts are credited in the first quarter of the year after they are earned. As shown in the footnotes to the 2014 Summary Compensation Table beginning on page 58, these amounts are designated as “Supplemental 401(k) Match” and are included as “All Other Compensation” in the year earned. These amounts also are included in Column (c) of the 2014 Non-Qualified Deferred Compensation Table in the year earned. All of the NEOs are fully vested in the Supplemental 401(k) Match credits presented and will be paid at a future date or at termination of employment, as elected by the officer subject to the provisions of Section 409A of the IRC.

Effective January 1, 2007, we began crediting the deferred compensation accounts of all employees hired on or after January 1, 2007, including eligible NEOs, with the amount of Core Retirement Contributions that exceed the limits established by the IRS for contribution to the 401(k) plan. These amounts are credited in the first quarter of the year after they are earned. As shown in the footnotes to the 2014 Summary Compensation Table, these amounts are designated as “Supplemental Core Retirement Contribution” and are included as “All Other Compensation” in the year earned. These amounts also are included in Column (c) of the 2014 Non-Qualified Deferred Compensation Table in the year earned. Mr. O’Day is eligible for a Supplemental Core Retirement Contribution credit for 2014. Mr. O’Day is fully vested in this benefit and will receive payment for this benefit at termination of employment subject to the provisions of Section 409A of the IRC.

Messrs. Alfonso and O’Day are eligible to participate in our DC SERP, a part of the Deferred Compensation Plan. The DC SERP provides annual allocations to the Deferred Compensation Plan equal to a percentage of compensation determined by the Committee in its sole discretion. In order to receive the annual DC SERP allocation, an executive officer must (i) defer in the 401(k) plan the maximum amount allowed by the Company or IRS and (ii) be employed on the last day of the plan year unless the executive officer terminates employment after age 55 and completion of five years of continuous employment preceding termination, dies or becomes disabled. After completing five years of service with the Company, an executive officer is vested in 10% increments based on his or her age. An executive age 46 with five years of service is 10% vested and an executive age 55 with five years of service is 100% vested. The annual DC SERP allocation for Messrs. Alfonso and O’Day is equal to 12.5% of base salary and OHIP award for the calendar year, whether paid or deferred. Messrs. Alfonso and O’Day are 100% vested in their DC SERP benefit.

The following table and explanatory footnotes provide information relating to the activity in the Deferred Compensation Plan accounts of the NEOs during 2014 and the aggregate balance of the accounts as of December 31, 2014:

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last Fiscal Year-End(5) ($)
(a)	(b)	(c)	(d)	(e)	(f)
Mr. Bilbrey	—	154,189	688,165	—	8,782,023
Mr. Tacka	—	31,679	10,721	—	164,687
Mr. Alfonso	—	226,727	97,803	(230,601)	1,718,061
Ms. Buck	—	46,692	686,426	—	8,776,922
Mr. O’Day	—	202,655	(6,753)	(3,897,414)	1,198,831

(1)	None of the NEOs deferred amounts under the Deferred Compensation Plan in 2014.

(2)	For Messrs. Bilbrey, Tacka and Ms. Buck, Column (c) reflects the Supplemental 401(k) Match contributions earned for 2014. For Messrs. Alfonso and O’Day, Column (c) reflects the DC SERP and the Supplemental 401(k) Match contributions earned for 2014. For Mr. O’Day, Column (c) also includes the Supplemental Core Retirement Contribution earned for 2014. These amounts are included in Column (i) of the 2014 Summary Compensation Table.

(3)	Column (d) reflects the adjustment made to each NEO’s account during 2014 to reflect the performance of the investment options chosen by the officer. Amounts reported in Column (d) were not required to be reported as compensation in the 2014 Summary Compensation Table.

(4)	For Mr. Alfonso, Column (e) reflects payment of 2,250 previously deferred RSUs from a 2006 award plus earnings. For Mr. O’Day, Column (e) reflects payment of 39,070 previously deferred PSUs from a 2008 and a 2009 award plus earnings.

(5)	Column (f) reflects the aggregate balance credited to each NEO as of December 31, 2014, including the 2014 amounts reflected in Columns (b), (c) and (d). The following table indicates the portion of the Column (f) balance that reflects amounts disclosed in a Summary Compensation Table included in proxy statements for years prior to 2014:

Name	Amount Reported in Previous Years ($)
Mr. Bilbrey	1,304,451
Mr. Tacka	20,382
Mr. Alfonso	1,051,478
Ms. Buck	443,841
Mr. O’Day	806,813

Potential Payments upon Termination or Change in Control

We maintain plans covering our NEOs that will require us to provide incremental compensation in the event of termination of employment or a Change in Control, provided certain conditions are met.

The following narrative takes each termination of employment situation – voluntary resignation, termination for Cause, death, disability, retirement, termination without Cause, and resignation for Good Reason – and a Change in Control of the Company, and it describes the additional amounts, if any, that the Company would pay or provide to Messrs. Bilbrey, Alfonso, O’Day and Ms. Buck, or their beneficiaries as a result. Information provided with respect to Mr. Tacka reflects his retirement on December 31, 2014 at age 61 after 41 years with the Company.

The narrative below and the amounts shown reflect certain assumptions we have made in accordance with SEC rules. We have assumed that the termination of employment or Change in Control occurred on December 31, 2014, and that the value of a share of our Common Stock on that day was $103.93, the closing price on the NYSE on December 31, 2014.

In addition, in keeping with SEC rules, the following narrative and amounts do not include payments and benefits which are not enhanced by a qualifying termination of employment or Change in Control. These payments and benefits are referred to as “vested benefits” and include:

•	Benefits accrued under the 401(k) and pension plans;

•	Accrued vacation pay, health plan continuation and other similar amounts payable when employment terminates under programs generally applicable to the Company’s salaried employees;

•

Supplemental 401(k) Match and Supplemental Core Retirement Contribution provided to the NEOs on the same basis as all other employees eligible for Supplemental 401(k) Match and Supplemental Core Retirement Contribution;

•	Vested benefits accrued under the DB SERP, CLRP and account balances held under the Deferred Compensation Plan as previously described on pages 63 and 64; and

•	Stock options which have vested and become exercisable prior to termination of employment or Change in Control.

Voluntary Resignation (other than a Resignation for Good Reason)

We are not obligated to pay amounts over and above the vested benefits to a NEO who voluntarily resigns. Vested stock options may not be exercised after the NEO’s resignation date unless the officer is age 55 or older and, in certain instances, has met minimum service requirements as described in Treatment of Stock Options upon Retirement, Death or Disability below.

Termination for Cause

If we terminate a NEO’s employment for Cause, we are not obligated to pay the officer any amounts over and above the vested benefits. The NEO’s right to exercise vested options expires upon termination for Cause, and amounts otherwise payable under the DB SERP are subject to forfeiture at the Company’s discretion. In general, a termination will be for Cause if the executive has been convicted of a felony or has engaged in gross negligence or willful misconduct in the performance of duties, material dishonesty or a material violation of Company policies, including our Code of Ethical Business Conduct, or bad faith actions in the performance of duties not in the best interests of the Company.

Death or Disability

If an executive officer dies and has not met the vesting requirements to be eligible to receive a benefit from the DB SERP, no benefits are paid. Mr. Bilbrey was fully vested in his DB SERP benefits as of December 31, 2014. Long-term disability (“LTD”) benefits are generally payable until age 65, but may extend for longer if disability benefits begin after age 60, and are offset by other benefits such as Social Security. The maximum amount of the monthly LTD payments from all sources, assuming LTD began on December 31, 2014, is set forth in the table below:

	Long-Term Disability Benefit
Name	Maximum Monthly Amount ($)	Years and Months Until End of LTD Benefits (#)	Total of Payments ($)	Lump Sum Benefit(1) ($)
Mr. Bilbrey	35,000	6 years 7 months	2,765,000	6,672,026
Mr. Alfonso	25,000	7 years 6 months	2,250,000	438,135
Ms. Buck	25,000	11 years 9 months	3,525,000	6,075,082
Mr. O’Day	25,000	2 years 0 months	600,000	328,796

(1)	For Mr. Bilbrey and Ms. Buck, amounts reflects additional lump sum amounts of DB SERP benefit payable at age 65 attributable to vesting and benefit service credited during the disability period. For Mr. Alfonso, amount reflects two additional years of CLRP and DC SERP credit. For Mr. O’Day, amount reflects two additional years of Supplemental Core Retirement Contribution and DC SERP credit vesting upon disability.

Treatment of Stock Options upon Retirement, Death or Disability

In the event of retirement, death or disability, vested stock options remain exercisable for a period of three or five years but not later than the option expiration date. The exercise period is based upon the terms and conditions of the individual grant. For awards granted prior to April 28, 2011, retirement was defined as separation after attainment of age 55. For awards granted on or after April 28, 2011, retirement is defined as separation after attainment of age 55 with at least five years of continuous service.

Options awarded prior to April 28, 2011, that are not vested at the time of retirement, death or disability will be retained and continue to vest in accordance with the original vesting schedule established on the grant date. Options granted on or after April 28, 2011, that are not vested at the time of retirement, death or disability will vest in full, and the options will remain exercisable for three or five years following termination, depending on the terms and conditions of the grant. Options granted in the year of retirement are prorated based upon the number of full calendar months worked in that year.

The following table provides the number of unvested stock options as of December 31, 2014 that would have become vested and remained exercisable during the three-year or five-year periods following death or disability, or retirement, if applicable, on December 31, 2014, and the value of those options based on the excess of the fair market value of our Common Stock on December 31, 2014, over the option exercise price. Messrs. Bilbrey, Tacka, Alfonso, and O’Day were considered retirement eligible based on the provisions of all option awards on December 31, 2014. Ms. Buck is not considered retirement eligible because she has not yet reached the age of 55. Ms. Buck would forfeit 116,202 stock options upon voluntary separation.

	Stock Options
Name	Number(1) (#)	Value(2) ($)
Mr. Bilbrey	496,091	10,184,925
Mr. Tacka	51,334	984,329
Mr. Alfonso	123,197	2,710,569
Ms. Buck	116,202	2,431,473
Mr. O’Day	92,977	2,377,389

(1)	Represents the total number of unvested options as of December 31, 2014.

(2)	Reflects the difference between $103.93, the closing price for our Common Stock on December 31, 2014, and the exercise price for each option.

Treatment of RSUs upon Retirement, Death or Disability

Upon retirement, any unvested RSUs are forfeited. A prorated portion of unvested RSUs granted prior to April 28, 2011, will vest upon death or disability. The prorated number of RSUs is based upon the number of full and partial calendar months from the grant date to the date of death or disability divided by the full and partial calendar months from the grant date to the end of the restriction period, multiplied by the number of RSUs originally granted. Unvested RSUs granted on or after April 28, 2011, will vest in full upon death or disability.

None of the NEOs had RSU awards that would have vested on December 31, 2014 if the executive’s employment terminated that day due to death or disability.

Termination without Cause; Resignation for Good Reason

Under Mr. Bilbrey’s employment agreement and the EBPP 3A, as applicable, we have agreed to pay severance benefits equal to two times base salary plus two times target OHIP award if we terminate the NEO’s active employment without Cause as it is defined in the applicable document (one and one-half times if the NEO became a participant in the EBPP 3A after February 22, 2011). Each NEO would be entitled to receive a pro rata payment of the OHIP award, if any, earned for the year in which termination occurs. These benefits also are payable if the NEO resigns from active employment for Good Reason as it is defined in the applicable document. If a NEO’s employment is terminated for reasons other than for Cause, or if the NEO terminates for Good Reason, the Company will continue health and welfare benefits for a period of two years (18 months if the NEO became a participant in the EBPP 3A after February 22, 2011).

If a NEO is under age 55 and his or her employment is terminated for reasons other than for Cause, or if the NEO terminates for Good Reason, he or she will be eligible to exercise all vested stock options and a prorated portion of his or her unvested stock options held on the date of separation from service for a period of 120 days following separation. If the NEO is age 55 or older

(with five or more years of continuous service with respect to stock options granted on or after April 28, 2011) and his or her employment is terminated for reasons other than for Cause, or if the NEO terminates for Good Reason, the NEO will be entitled to exercise any vested stock options until the earlier of three or five years (based on the provisions of the individual grant) from the date of termination or the expiration of the options. In addition, if a NEO’s employment is terminated for reasons other than for Cause, or if the NEO terminates for Good Reason, the NEO will receive payment for a prorated portion of any unvested RSUs held on the date of separation from service.

The following table summarizes the incremental amounts that would have been payable to the NEO had his or her employment terminated on December 31, 2014, under circumstances entitling the NEO to severance benefits as described above:

Name	Salary ($)	One Hershey Incentive Program at Target ($)	Value of Benefits Continuation(1) ($)	Total ($)
Mr. Bilbrey	2,320,000	3,016,000	25,392	5,361,392
Mr. Alfonso	1,280,000	960,000	24,035	2,264,035
Ms. Buck	1,280,000	960,000	33,249	2,273,249
Mr. O’Day	1,130,000	734,500	21,680	1,886,180

(1)	Reflects projected medical, dental, vision and life insurance continuation premiums paid by the Company during the two years following termination.

For information with respect to stock options and RSUs held by each NEO as of December 31, 2014, refer to the Outstanding Equity Awards at 2014 Fiscal-Year End Table on page 61.

Change in Control

Special provisions apply if a Change in Control occurs. The EBPP 3A provides the vesting and payment of the following benefits upon a Change in Control to each of the NEOs:

•	An OHIP payment for the year of the Change in Control at the greater of target or the estimated payment based on actual performance to the date of the Change in Control;

•	To the extent not vested, full vesting of benefits accrued under the CLRP, DB SERP and the Deferred Compensation Plan;

•	To the extent not vested, full vesting of benefits under the 401(k) and pension plans; and

•

For awards granted prior to April 28, 2011, full vesting of all outstanding stock options and RSUs (including accrued cash credits equivalent to dividends that would have been earned had the NEO held Common Stock instead of RSUs).

Under our EICP, awards granted on or after April 28, 2011 are continued as qualifying replacement awards after a Change in Control, therefore, no accelerated vesting or payment will occur for such awards because of the Change in Control. In the event of termination of employment within two years following the Change in Control for any reason other than termination for Cause or resignation without Good Reason, the replacement awards will vest and become payable as described above.

The following table and explanatory footnotes provide information with respect to the incremental amounts that would have vested and become payable on December 31, 2014, if a Change in Control occurred on that date. Any awards made on or after April 28, 2011, would continue as qualifying replacement awards, therefore are not included in the table below. For Mr. Tacka, 4,785 unvested stock options with a total value of $251,785 would have vested and become payable on December 31, 2014 if a Change in Control occurred on that date.

Name	One Hershey Incentive Program Related Payment(1) ($)	PSU Related Payments ($)	Vesting of Stock Options(2) ($)	Vesting of Restricted Stock Units ($)	DB SERP/ DC SERP Benefits(3) ($)	Total(4) ($)
Mr. Bilbrey	489,255	—	1,329,973	—	—	1,819,228
Mr. Alfonso	172,426	—	664,987	—	—	837,513
Ms. Buck	172,350	—	544,476	—	5,534,528	6,251,354
Mr. O’Day	144,838	—	661,311	—	—	806,149

(1)	Reflects the incremental amount of the actual amount earned to the target amount based upon actual salary received in 2014.

(2)	Reflects the value of unvested options that would vest upon a Change in Control based on the excess, if any, of the value of our Common Stock of $103.93 on December 31, 2014, over the exercise price for the options. Information regarding unvested options as of December 31, 2014, can be found in the Outstanding Equity Awards at 2014 Fiscal-Year End Table.

(3)	Reflects the full vesting value of DB SERP and more favorable early retirement discount factors as provided under the EBPP 3A. Mr. Bilbrey is fully vested in his DB SERP benefit so no additional benefit is applicable. Messrs. Alfonso and O’Day are fully vested in their DC SERP benefit so no additional benefit is applicable. Mr. Alfonso is fully vested in his CLRP benefit so no additional benefit is applicable. For Ms. Buck, the amount includes the vesting of her DB SERP benefit.

(4)	For any given executive, the total payments made in the event of termination after a Change in Control would be reduced to the “safe harbor” limit under IRC Section 280G if such reduction would result in a greater after-tax benefit for the executive.

Termination without Cause or Resignation for Good Reason after Change in Control

If the NEO’s employment is terminated by the Company without Cause or by the NEO for Good Reason within two years after a Change in Control, we pay severance benefits under the EBPP 3A to assist the NEO in transitioning to new employment. These severance benefits as of December 31, 2014, consist of:

•	A lump sum cash payment equal to two (or, if less, the number of full and fractional years from the date of termination to the executive’s 65th birthday, but not less than one) times:

¡	The executive’s base salary; and

¡	The highest OHIP award payment paid or payable during the three years preceding the year of the Change in Control (but not less than the OHIP target award for the year of the Change in Control);

•

For replacement awards relating to PSU awards granted on or after April 28, 2011, full vesting of PSUs for the performance cycle ending in the year of the Change in Control. The cash payment will be based upon the greater of target or actual performance through the date of the Change in Control, with each PSU valued at the highest closing price for our Common Stock during the 60 days prior to the Change in Control;

•

For replacement awards relating to PSU awards granted on or after April 28, 2011, full vesting of outstanding PSUs at target that are in the second year of the performance cycle and prorated vesting of outstanding PSUs at target that are in the first year of the performance cycle at the time of the Change in Control;

•

For replacement awards relating to stock options and RSUs (including accrued cash credits equivalent to dividends that would have earned had the executive held Common Stock instead of RSUs) granted on or after April 28, 2011, full vesting of all unvested stock options and RSUs;

•

Continuation of medical, dental, vision and life benefits for 24 months (or, if less, the number of months until the executive attains age 65, but not less than 12 months), or payment of the value of such benefits if continuation is not permitted under the terms of the applicable plan;

•

For executives who participate in the pension plan and do not participate in the DB SERP, a lump sum equal to their Basic Pay Credit percentage under that plan times the sum of their base salary and OHIP earnings times the number of years in their Severance Period (two, or, if less, the number of full and fractional years from the date of termination to the executive’s 65th birthday, but not less than one). For executives who do not participate in the pension plan, a lump sum calculated with the same formula but replacing the Basic Pay Credit (as defined in the pension plan) percentage with the Core Retirement Contribution rate. IRS limitations imposed on the 401(k) and pension plans will not apply for this purpose;

•	Outplacement services up to $35,000 and reimbursement for financial counseling and tax preparation services for two years;

•	For executives who participate in the DB SERP, an enhanced benefit reflecting an additional two years of credit; and

•

For executives who participate in the DC SERP, an enhanced benefit reflecting a cash payment equal to the applicable percentage rate multiplied by his or her base salary and last OHIP payment calculated as if such amounts were paid during the years in the executive’s severance period.

The following table summarizes the severance payments and all other amounts that would have vested and become payable if a Change in Control occurred and the executive officer’s employment terminated on December 31, 2014:

Name	Lump Sum Cash Severance Payment ($)	PSU Related Payments(1) ($)	Vesting of Stock Options(2) ($)	Vesting of RSUs ($)	Value of Medical and Other Benefits Continuation ($)	Value of Financial Planning and Outplace- ment(3) ($)	Value of Enhanced DB SERP/ DC SERP and 401(k) Benefit(4) ($)	Total(5) ($)
Mr. Bilbrey	7,373,372	1,342,740	8,854,952	—	25,392	68,000	7,046,119	24,710,575
Mr. Alfonso	2,805,332	350,783	2,045,582	—	24,035	68,000	566,267	5,859,999
Ms. Buck	2,596,828	1,000,941	1,886,997	—	33,249	68,000	2,414,160	8,000,175
Mr. O’Day	1,110,957	248,224	1,716,078	—	10,840	68,000	222,192	3,376,291

(1)	Amounts reflect vesting of PSUs awarded on or after April 28, 2011, as follows:

•

For the performance cycle which ended on December 31, 2014, at actual performance as of December 31, 2014, and the difference between a value per PSU of $106.64, the highest closing price for our Common Stock during the last 60 days of 2014, and a value per PSU of $103.93, the closing price of our Common Stock on December 31, 2014;

•	For the performance cycle ending December 31, 2015, at target performance, with the value per PSU of $103.93, the closing price of our Common Stock on December 31, 2014; and

•

For the performance cycle ending December 31, 2016, one-third of the contingent target units awarded, at target performance, with the value per PSU of $103.93, the closing price of our Common Stock on December 31, 2014.

For Messrs. Bilbrey, Alfonso, and O’Day, the value reflects the incremental payment of a portion of the 2013-2015 PSU award. Messrs. Bilbrey, Alfonso, and O’Day as retirees would receive no incremental benefit for PSUs awarded during 2014.

(2)	Reflects the value of unvested options that would vest upon the executive’s employment termination following a Change in Control based on the excess, if any, of the value of our Common Stock of $103.93 on December 31, 2014, over the exercise price for the options. Information regarding unvested options as of December 31, 2014 can be found in the Outstanding Equity Awards at 2014 Fiscal-Year End Table beginning on page 61.

(3)	Value of maximum payment for financial planning and tax preparation continuation for two years following termination of employment plus outplacement services of $35,000.

(4)	For Mr. Bilbrey and Ms. Buck, this value reflects the amounts of enhanced DB SERP, 401(k) Match and Supplemental 401(k) Match over a two-year period. For Mr. Alfonso, the value reflects the amounts of DC SERP, CLRP, 401(k) Match and Supplemental 401(k) Match over a two-year period. For Mr. O’Day, the value reflects the amounts of DC SERP, Core Retirement Contribution, Supplemental Core Retirement Contribution, 401(k) Match and Supplemental 401(k) Match that would have been paid had he remained an employee for 12 months after his termination.

(5)	For any given executive the total payments made in the event of termination after a Change in Control would be reduced to the “safe harbor” limit under IRC Section 280G if such reduction would result in a greater after-tax benefit for the executive.

PROPOSAL NO. 3 – APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION ON A NON-BINDING

ADVISORY BASIS

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and related SEC rules, and as required under Section 14A of the Exchange Act, we are providing stockholders an opportunity to approve the compensation of our NEOs as disclosed in this Proxy Statement on a non-binding advisory basis. This proposal, commonly known as the “say-on-pay” vote, will be presented annually until the 2017 Annual Meeting of Stockholders, at which time stockholders will be asked to vote again on how frequently we should hold the “say-on-pay” vote.

Prior to submitting your vote, we encourage you to read our Compensation Discussion & Analysis beginning on page 40 and the accompanying executive compensation tables beginning on page 58 for details about our executive compensation program, including information about the 2014 compensation of our NEOs.

As discussed in more detail in the Compensation Discussion & Analysis, we believe our executive compensation program is competitive and governed by pay-for-performance principles. We emphasize compensation opportunities that reward results. Our stock ownership requirements and use of stock-based incentives reinforce the alignment of the interests of our executives with those of our long-term stockholders. In doing so, our executive compensation program supports our strategic objectives and mission.

Accordingly, we ask you to approve the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of The Hershey Company approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion & Analysis, the Executive Compensation Tables and the related narrative discussion.”

Because your vote is advisory, it will not be binding upon the Board. However, as noted in the Compensation Discussion & Analysis, the Compensation and Executive Organization Committee and the Board will, as deemed appropriate, take into account the outcome of the vote when considering future decisions affecting executive compensation.

The affirmative vote of the holders of at least a majority of the shares of Common Stock and Class B Common Stock (voting together as a class) represented at the Annual Meeting, in person or by proxy, is required to approve this proposal.

The Board of Directors unanimously recommends that stockholders vote FOR approval of the Company’s named executive officer compensation on a non-binding advisory basis.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, as well as any person who is the beneficial owner of more than 10% of our outstanding Common Stock, to file reports with the SEC and NYSE showing their ownership and changes in ownership of the Company’s securities. Copies of these reports also must be furnished to us. Based on an examination of these reports and on written representations provided to us, it is our opinion that all reports for 2014 were timely filed.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Item 404 of SEC Regulation S-K requires that we disclose any transaction or series of similar transactions, or any currently proposed transaction(s), in which (i) the Company was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) any of the following persons had or will have a direct or indirect material interest:

•	Our directors or nominees for director;

•	Our executive officers;

•	Persons owning more than 5% of any class of our outstanding voting securities; or

•	The immediate family members of any of the persons identified in the preceding three bullets.

Policies and Procedures Regarding Transactions with Related Persons

The Board has adopted a written Related Person Transaction Policy that governs the review, approval or ratification of related person transactions. The Related Person Transaction Policy may be viewed on the Investors section of our website at www.thehersheycompany.com.

Under the Related Person Transaction Policy, each related person transaction, and any significant amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of our Board composed solely of independent directors who have no interest in the transaction. We refer to each such committee as a Reviewing Committee. The Related Person Transaction Policy also permits the disinterested members of the full Board to act as a Reviewing Committee.

The Board has designated the Governance Committee as the Reviewing Committee primarily responsible for the administration of the Related Person Transaction Policy. In addition, the Board has designated special Reviewing Committees to oversee certain transactions involving the Company and Hershey Trust Company, Milton Hershey School, the Milton Hershey School Trust and companies owned by or affiliated with any of the foregoing. Finally, the Related Person Transaction Policy provides that the Compensation and Executive Organization Committee will review and approve, or review and recommend to the Board for approval, any employment relationship or transaction involving an executive officer of the Company and any related compensation.

When reviewing, approving or ratifying a related person transaction, the Reviewing Committee will examine all material facts about the related person’s interest in, or relationship to, the transaction, including the approximate dollar value of the transaction. If the related person transaction involves an outside director or nominee for director, the Reviewing Committee also may consider whether the transaction would compromise the director’s status as an “independent director,” “outside director” or “non-employee director” under the Board’s Corporate Governance Guidelines, the NYSE Rules, the Internal Revenue Code or the Exchange Act.

Transactions with Hershey Trust Company, Milton Hershey School and the Milton Hershey School Trust

During 2014, there were no transactions with the Company in which any executive officer, director or nominee for director, or any of their immediate family members, had a direct or indirect material interest that would need to be disclosed pursuant to Item 404 of SEC Regulation S-K, nor were any such transactions planned.

In any given year, we may engage in certain transactions with Hershey Trust Company, Milton Hershey School, the Milton Hershey School Trust and companies owned by or affiliated with any of the foregoing. These transactions are typically immaterial, ordinary-course transactions that do not constitute related person transactions. However, from time to time we may also engage in related person transactions with Hershey Trust Company, Milton Hershey School, the Milton Hershey School Trust and/or their subsidiaries and affiliates. Under the Board’s Corporate Governance Guidelines, a special Reviewing Committee normally composed of the directors elected by the holders of the Common Stock voting separately as a class reviews and makes recommendations to the Board regarding these transactions. The Corporate Governance Guidelines also authorize the independent directors having no affiliation with Hershey Trust Company, Milton Hershey School, the Milton Hershey School Trust or their affiliates to designate a different special Reviewing Committee to review these transactions.

The Company was not a participant in any transactions in 2014, and does not currently contemplate being a participant in any transactions in 2015, involving Hershey Trust Company, as trustee for the Milton Hershey School Trust, or any other stockholder owning more than 5% of any class of the Company’s outstanding voting securities that would need to be disclosed pursuant to Item 404 of SEC Regulation S-K.

During 2014, we engaged in transactions in the ordinary course of our business with Hershey Trust Company, Milton Hershey School and companies affiliated with Hershey Trust Company, Milton Hershey School and the Milton Hershey School Trust. These transactions involved the sale and purchase of goods and services as well as the leasing of real estate at market rates. The transactions were primarily with Hershey Entertainment & Resorts Company, a company that is owned by the Milton Hershey School Trust. All sales and purchases were made on terms and at prices we believe were generally available in the marketplace and were in amounts that were not material to us or to Hershey Entertainment & Resorts Company. Therefore, these transactions did not require approval under our Related Person Transaction Policy.

Although our transactions with Hershey Trust Company, Milton Hershey School and the companies affiliated with each of the foregoing and with the Milton Hershey School Trust (including Hershey Entertainment & Resorts Company) are either immaterial or otherwise not required to be disclosed under Item 404 of SEC Regulation S-K, because of our relationship with these entities, we have elected to disclose the aggregate amounts of our purchase and sale transactions with these entities for your information. In this regard:

•	Our total sales to these entities in 2014 were approximately $1.7 million; and

•	Our total purchases from these entities in 2014 were approximately $2.8 million.

We do not expect the types of transactions or the amount of payments to change materially in 2015.

The Company also leases to Hershey Entertainment & Resorts Company a portion of a building owned and occupied by the Company in Hershey, Pennsylvania. The leased area consists of approximately 22,500 square feet of storage space in the building that is not being utilized currently by the Company. The lease was first entered into on January 1, 2011, and had a term of one year. The lease permits Hershey Entertainment & Resorts Company to renew the lease for subsequent one-year terms and, if space is available, to request an increase in the area occupied. Hershey Entertainment & Resorts Company renewed the lease for additional one-year terms beginning January 1 of 2014 and 2015, and in 2013 elected to increase its total occupied area. The lease is on terms we believe are generally available in the marketplace and is not material to us or Hershey Entertainment & Resorts Company. Rent during 2014 was $270,000 and for 2015 is expected be $283,500, which amounts include a pro rata allocation of utilities, insurance, maintenance and other operating costs.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Cavanaugh, Malcolm, Palmer, Shedlarz and Ms. Haben served as members of our Compensation and Executive Organization Committee during 2014. None of the members of our Compensation and Executive Organization Committee served as one of our officers or employees during 2014 or at any time in the past, and neither they nor any other director served as an executive officer of any entity for which any of our executive officers served as a director or member of its compensation committee.

None of the members of our Compensation and Executive Organization Committee has a relationship with us that is required to be disclosed under Item 404 of SEC Regulation S-K.

OTHER MATTERS

Householding of Proxy Materials

The SEC has adopted rules that allow us to send in a single envelope our Notice of Internet Availability of Proxy Materials or a single copy of our proxy solicitation and other required annual meeting materials to two or more stockholders sharing the same address. We may do this only if the stockholders at that address share the same last name or if we reasonably believe that the stockholders are members of the same family. If we are sending a Notice of Internet Availability of Proxy Materials, the envelope must contain a separate notice for each stockholder at the shared address. Each Notice of Internet Availability of Proxy Materials must contain a unique control number that each stockholder will use to gain access to our proxy materials and vote online. If we are mailing a paper copy of our proxy materials, the rules require us to send each stockholder at the shared address a separate proxy card.

We believe this rule is beneficial both to our stockholders and to the Company. Our printing and postage costs are lowered anytime we eliminate duplicate mailings to the same household. However, stockholders at a shared address may revoke their consent to the householding program and receive their Notice of Internet Availability of Proxy Materials in a separate envelope, or, if they have elected to receive a full copy of our proxy materials in the mail, receive a separate copy of these materials. If you have elected to receive paper copies of our proxy materials and want to receive a separate copy of these materials for our 2015 Annual Meeting, please call our Investor Relations Department, toll free, at (800) 539-0261. If you consented to the householding program and wish to revoke your consent for future years, simply call, toll free, (800) 542-1061, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Information Regarding the 2016 Annual Meeting of Stockholders

The 2016 Annual Meeting of Stockholders is expected to be held on April 19, 2016. To be eligible for inclusion in the proxy materials for the 2016 Annual Meeting of Stockholders, a stockholder proposal must be received by our Corporate Secretary by no later than November 18, 2015, and must comply in all respects with applicable rules of the SEC. Stockholder proposals should be addressed to The Hershey Company, c/o Corporate Secretary, 100 Crystal A Drive, Hershey, Pennsylvania 17033-0810.

A stockholder may present a proposal not included in our proxy materials from the floor of the 2016 Annual Meeting of Stockholders only if our Corporate Secretary receives notice of the proposal, along with additional information required by our by-laws, between December 30, 2015 and January 29, 2016. Notice should be addressed to The Hershey Company, c/o Corporate Secretary, 100 Crystal A Drive, Hershey, Pennsylvania 17033-0810.

The notice must contain the following additional information:

•	The stockholder’s name and address;

•	The stockholder’s shareholdings;

•	A brief description of the proposal;

•	A brief description of any financial or other interest the stockholder has in the proposal; and

•	Any additional information that the SEC would require if the proposal were presented in a proxy statement.

A stockholder may nominate a director from the floor of the 2016 Annual Meeting of Stockholders only if our Corporate Secretary receives notice of the nomination, along with additional information required by our by-laws, between December 30, 2015 and January 29, 2016. The notice must contain the following additional information:

•	The stockholder’s name and address;

•	A representation that the stockholder is a holder of record of any class of our equity securities;

•	A representation that the stockholder intends to make the nomination in person or by proxy at the meeting;

•	A description of any arrangement the stockholder has with the individual the stockholder plans to nominate and the reason for making the nomination;

•	The nominee’s name, address and biographical information;

•	The written consent of the nominee to serve as a director if elected; and

•

Any additional information regarding the nominee that the SEC would require if the nomination were included in a proxy statement regardless of whether the nomination may be included in such proxy statement.

Any stockholder holding 25% or more of the votes entitled to be cast at the 2016 Annual Meeting of Stockholders is not required to comply with these pre-notification requirements.

By order of the Board of Directors,

Leslie M. Turner

Senior Vice President,

General Counsel and Secretary

March 17, 2015

THE HERSHEY COMPANY P.O. BOX 810 HERSHEY, PA 17033-0810

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on April 27, 2015. Have your proxy and voting instruction card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - (800) 690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. EDT on April 27, 2015. Have your proxy and voting instruction card in hand when you call and follow the instructions from the telephone voting site.

VOTE BY MAIL

Mark, sign and date your proxy and voting instruction card and return it in the postage-paid envelope we have provided or return it to The Hershey Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

401(k) PLAN AND PR 401(k) PLAN PARTICIPANTS

Your voting instructions must be received no later than 11:59 p.m. EDT on April 23, 2015. Use any of the voting methods above to submit your voting instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M81858-P59545-Z64764                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY AND VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE HERSHEY COMPANY			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR each of the following nominees:
1.	Election of Directors		☐	☐	☐
Nominees:
	01) P. M. Arway	07) J. M. Mead
	02) J. P. Bilbrey	08) J. E. Nevels
	03) R. F. Cavanaugh	09) A. J. Palmer
	04) C. A. Davis	10) T. J. Ridge
	05) M. K. Haben	11) D. L. Shedlarz
06) R. M. Malcolm
The Board of Directors recommends you vote FOR Proposals 2 and 3:								For	Against	Abstain
2.	Ratify the appointment of KPMG LLP as independent auditors for 2015.							☐	☐	☐
3.	Approve named executive officer compensation on a non-binding advisory basis.							☐	☐	☐
The proxies are authorized to vote, in their discretion, for a substitute should any nominee become unavailable for election and upon such other business as may properly come before the meeting.

NOTE: Please follow the instructions above to vote by Internet or telephone, or mark, sign (exactly as name(s) appear(s) above) and date this card and mail promptly in the postage-paid, return envelope provided. Executors, administrators, trustees, attorneys, guardians, etc., should so indicate when signing.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Admission Ticket

THE HERSHEY COMPANY

2015 Annual Meeting of Stockholders

Tuesday, April 28, 2015

10:00 a.m. EDT

GIANT Center

550 West Hersheypark Drive

Hershey, PA 17033

Presenting this Admission Ticket at

HERSHEY’S CHOCOLATE WORLD Attraction

entitles you to 25% off selected items

from 9:00 a.m. until 6:00 p.m. EDT

on April 28, 2015.

Offer good on April 28, 2015, only.

Important Notice Regarding the Availability of Proxy Materials for the

2015 Annual Meeting of Stockholders to be held on April 28, 2015:

The Notice of 2015 Annual Meeting and Proxy Statement, 2014 Annual Report to Stockholders

and proxy card are available at www.proxyvote.com.

▼ FOLD AND DETACH HERE ▼	▼ FOLD AND DETACH HERE ▼
M81859-P59545-Z64764

THE HERSHEY COMPANY

STOCKHOLDER’S PROXY AND VOTING INSTRUCTION CARD

The undersigned hereby appoints J. P. Bilbrey and L. M. Turner, and each of them, as proxies, with full power of substitution, to attend The Hershey Company (the “Company”) Annual Meeting of Stockholders to be held at 10:00 a.m. EDT, April 28, 2015, at GIANT Center, 550 West Hersheypark Drive, Hershey, Pennsylvania, or at any adjournment thereof (“Annual Meeting”), and to vote all of the undersigned’s shares of the Company’s Common Stock in the manner directed on the reverse side of this card. The shares represented by this proxy, when executed properly, will be voted in the manner directed. If direction is not given but the card is signed, this proxy will be voted FOR the election of all nominees under Proposal 1, FOR Proposal 2, and FOR Proposal 3 as set forth on the reverse side, and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

SPECIAL INFORMATION for participants in The Hershey Company 401(k) Plan (“401(k) Plan”) and The Hershey Company Puerto Rico 401(k) Plan (“PR 401(k) Plan”): This proxy also provides voting instructions for shares held on the record date for the Annual Meeting by Vanguard Fiduciary Trust Company (“Vanguard”),* as trustee of the 401(k) Plan or as custodian appointed by Banco Popular de Puerto Rico, trustee of the PR 401(k) Plan, as applicable. If you are a participant in either plan, this paragraph (and not the paragraph above) applies with respect to voting these plan shares. By marking and returning this card, you will direct Vanguard (i) how to vote the shares of Common Stock allocated to your account in that plan and (ii) how to vote a portion of the shares of Common Stock allocated to the accounts of other participants in that plan who have not submitted voting instructions by the voting deadline. If Vanguard receives your properly marked and executed card on or before April 23, 2015, Vanguard will vote these shares in the manner directed by you. If direction is not given or is received after April 23, 2015, Vanguard will vote these shares in the 401(k) Plan or PR 401(k) Plan, as applicable, in the same proportion, respectively, as the final aggregate vote of the 401(k) Plan or PR 401(k) Plan participants who submitted timely votes on the matter.

This proxy is solicited on behalf of the Board of Directors pursuant to a separate Notice of 2015 Annual Meeting and Proxy Statement dated March 17, 2015, receipt of which is hereby acknowledged. The shares of Common Stock represented by this proxy shall be entitled to one vote for each such share held. Except with regard to voting separately as a class on the election of R. M. Malcolm and A. J. Palmer, shares of Common Stock will vote together with shares of Class B Common Stock without regard to class.

THIS PROXY AND VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.

*  Vanguard Fiduciary Trust Company, in its capacity as trustee or custodian, has appointed Broadridge as agent to tally the vote.

THE HERSHEY COMPANY P.O. BOX 810 HERSHEY, PA 17033-0810

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on April 27, 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - (800) 690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. EDT on April 27, 2015. Have your proxy card in hand when you call and follow the instructions from the telephone voting site.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Hershey Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M81860-P59545-Z64764                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE HERSHEY COMPANY			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR each of the following nominees:
1.	Election of Directors		☐	☐	☐
Nominees:
	01) P. M. Arway	06) J. M. Mead
	02) J. P. Bilbrey	07) J. E. Nevels
	03) R. F. Cavanaugh	08) T. J. Ridge
	04) C. A. Davis	09) D. L. Shedlarz
05) M. K. Haben
The Board of Directors recommends you vote FOR Proposals 2 and 3:								For	Against	Abstain
2.	Ratify the appointment of KPMG LLP as independent auditors for 2015.							☐	☐	☐
3.	Approve named executive officer compensation on a non-binding advisory basis.							☐	☐	☐
The proxies are authorized to vote, in their discretion, for a substitute should any nominee become unavailable for election and upon such other business as may properly come before the meeting.

NOTE: Please follow the instructions above to vote by Internet or telephone, or mark, sign (exactly as name(s) appear(s) above) and date this card and mail promptly in the postage-paid, return envelope provided. Executors, administrators, trustees, attorneys, guardians, etc., should so indicate when signing.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Admission Ticket

THE HERSHEY COMPANY

2015 Annual Meeting of Stockholders

Tuesday, April 28, 2015

10:00 a.m. EDT

GIANT Center

550 West Hersheypark Drive

Hershey, PA 17033

Presenting this Admission Ticket at

HERSHEY’S CHOCOLATE WORLD Attraction

entitles you to 25% off selected items

from 9:00 a.m. until 6:00 p.m. EDT

on April 28, 2015.

Offer good on April 28, 2015, only.

Important Notice Regarding the Availability of Proxy Materials for the

2015 Annual Meeting of Stockholders to be held on April 28, 2015:

The Notice of 2015 Annual Meeting and Proxy Statement, 2014 Annual Report to Stockholders

and proxy card are available at www.proxyvote.com.

▼ FOLD AND DETACH HERE ▼	▼ FOLD AND DETACH HERE ▼
M81861-P59545-Z64764

THE HERSHEY COMPANY

CLASS B COMMON STOCK

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned, having received the Notice of 2015 Annual Meeting and Proxy Statement of The Hershey Company (the “Company”) dated March 17, 2015, appoints J. P. Bilbrey and L. M. Turner, and each of them, as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of the Company’s Class B Common Stock at the Annual Meeting of Stockholders to be held at 10:00 a.m. EDT, April 28, 2015, at GIANT Center, 550 West Hersheypark Drive, Hershey, Pennsylvania, or at any adjournment thereof.

The shares represented by this proxy will be voted in the manner directed herein by the undersigned stockholder(s), who shall be entitled to cast ten votes for each such share held. If direction is not given but the card is signed, this proxy will be voted FOR the election of all nominees under Proposal 1, FOR Proposal 2, and FOR Proposal 3 as set forth on the reverse side, and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

This proxy is continued on the reverse side.